Exhibit 99.1

Independent Auditor’s Report

To the members of the Board of Telecity Group plc

We have audited the accompanying consolidated financial statements of Telecity Group plc and its subsidiaries, which comprise the consolidated balance sheets as of 31 December 2014, 31 December 2013 and 31 December 2012, and the related consolidated statements of income, of comprehensive income, of changes in equity and of cash flows for each of the three years in the period ended 31 December 2014.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Telecity Group plc and its subsidiaries as of 31 December 2014 and 2013, and the results of its operations and its cash flows for each of the three years in the period ended 31 December 2014 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

PricewaterhouseCoopers LLP

London, United Kingdom

November 16, 2015

Telecity Group plc

Consolidated statements of income

	Notes	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Revenue	3	348,695	325,550	282,950
Cost of sales		(146,604)	(138,899)	(120,199)

Gross profit		202,091	186,651	162,751
Sales and marketing costs		(13,470)	(11,964)	(10,894)

Administrative costs analysed:
Depreciation charges		(49,976)	(45,761)	(38,416)
Amortisation charges		(5,234)	(4,950)	(3,746)
Operating exceptional items	6	(18,502)	(5,175)	(3,072)
Other administrative costs		(24,895)	(21,448)	(22,395)

Administrative costs		(98,607)	(77,334)	(67,629)

Operating profit	3	90,014	97,353	84,228
Finance income	9	86	106	128
Finance costs	10	(8,960)	(9,069)	(7,695)
Other financing items	11	(118)	50	(515)

Profit on ordinary activities before taxation		81,022	88,440	76,146
Income tax charge	12	(21,292)	(23,222)	(18,038)

Profit for the year		59,730	65,218	58,108

Earnings per share: basic (pence)	13	29.5	32.2	29.1
diluted (pence)		29.4	32.1	28.5

The accompanying notes form an integral part of these consolidated financial statements.

Telecity Group plc

Consolidated statement of comprehensive income

	Notes	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Profit for the year		59,730	65,218	58,108
Other comprehensive income:
Currency translation differences on foreign currency net investments		(20,082)	(1,193)	(3,398)
Fair value movement on cash flow hedges	23	(1,944)	2,736	(2,550)
Tax on fair value movement on cash flow hedges	12	378	(651)	560

Other comprehensive (expense)/ income for the year net of tax		(21,648)	892	(5,388)

Total comprehensive income recognised in the year attributable to owners of the parent		38,082	66,110	52,720

The components of other comprehensive income may subsequently be reclassified to the income statement.

The accompanying notes form an integral part of these consolidated financial statements.

Telecity Group plc

Consolidated statements of changes in equity

	Notes	Share capital £’000	Share premium account £’000	Retained profits £’000	Own shares £’000	Cumulative translation reserve £’000	Total £’000
At 1 January 2012		398	75,852	221,713	(2,160)	2,224	298,027
Profit for the year		—	—	58,108	—	—	58,108
Other comprehensive income:
Currency translation differences on foreign currency net investments		—	—	—	—	(3,398)	(3,398)
Fair value movement on cash flow hedges	23	—	—	(2,550)	—	—	(2,550)
Tax on fair value movement on cash flow hedges	12	—	—	560	—	—	560

Total comprehensive income/(expense) for the year ended 31 December 2012		—	—	56,118	—	(3,398)	52,720

Transactions with owners:
Credit to equity for share-based payments		—	—	3,667	—	—	3,667
Tax on share-based payments	12	—	—	3,647	—	—	3,647
Purchase of own shares	25	—	—	—	(100)	—	(100)
Issue of shares	25	5	2,186	—	1,813	—	4,004
Dividends paid to owners of the parent	26	—	—	(5,007)	—	—	(5,007)

		5	2,186	2,307	1,713	—	6,211

At 31 December 2012 and 1 January 2013		403	78,038	280,138	(447)	(1,174)	356,958

Telecity Group plc

Consolidated statements of changes in equity (continued)

	Notes	Share capital £’000	Share premium account £’000	Retained profits £’000	Own shares £’000	Cumulative translation reserve £’000	Total £’000
At 1 January 2013		403	78,038	280,138	(447)	(1,174)	356,958
Profit for the year		—	—	65,218	—	—	65,218
Other comprehensive income:
Currency translation differences on foreign currency net investments		—	—	—	—	(1,193)	(1,193)
Fair value movement on cash flow hedges	23	—	—	2,736	—	—	2,736
Tax on fair value movement on cash flow hedges	12	—	—	(651)	—	—	(651)

Total comprehensive income/(expense) for the year ended 31 December 2013		—	—	67,303	—	(1,193)	66,110

Transactions with owners:
Credit to equity for share-based payments		—	—	3,095	—	—	3,095
Tax on share-based payments	12	—	—	114	—	—	114
Purchase of own shares	25	—	—	—	(405)	—	(405)
Issue of shares	25	2	415	(291)	433	—	559
Dividends paid to owners of the parent	26	—	—	(17,168)	—	—	(17,168)

		2	415	(14,250)	28	—	(13,805)

At 31 December 2013 and 1 January 2014		405	78,453	333,191	(419)	(2,367)	409,263
Profit for the year		—	—	59,730	—	—	59,730
Other comprehensive income:
Currency translation differences on foreign currency net investments		—	—	—	—	(20,082)	(20,082)
Fair value movement on cash flow hedges	23	—	—	(1,944)	—	—	(1,944)
Tax on fair value movement on cash flow hedges	12	—	—	378	—	—	378

Total comprehensive income/(expense) for the year ended 31 December 2014		—	—	58,164	—	(20,082)	38,082

Transactions with owners:
Credit to equity for share-based payments		—	—	3,103	—	—	3,103
Tax on share-based payments	12	—	—	24	—	—	24
Purchase of own shares	25	—	—	—	(113)	—	(113)
Issue of shares	25	1	560	(456)	481	—	586
Dividends paid to owners of the parent	26	—	—	(23,302)	—	—	(23,302)

		1	560	(20,631)	368	—	(19,702)

At 31 December 2014		406	79,013	370,724	(51)	(22,449)	427,643

A description of each of the reserves is given in note 28.

The accompanying notes form an integral part of these consolidated financial statements.

Telecity Group plc

Consolidated balance sheets

	Notes	31 December 2014 £’000	31 December 2013 £’000
Assets
Non-current assets
Intangible assets	14	157,819	179,098
Property, plant and equipment	15	703,955	661,917
Deferred income taxes	12	1,277	2,885
Trade and other receivables	18	777	1,163

		863,828	845,063

Current assets
Trade and other receivables	18	43,628	40,604
Cash and cash equivalents	19	27,228	23,244

		70,856	63,848

Total assets		934,684	908,911

Equity
Share capital	25	406	405
Share premium account		79,013	78,453
Retained profits		370,724	333,191
Own shares		(51)	(419)
Cumulative translation reserve		(22,449)	(2,367)

Total equity		427,643	409,263

Telecity Group plc

Consolidated balance sheets (continued)

	Notes	31 December 2014 £’000	31 December 2013 £’000
Liabilities
Non-current liabilities
Deferred income	21	19,270	18,712
Borrowings	22	339,027	322,858
Derivative financial instruments	23	1,647	—
Provisions for other liabilities and charges	24	5,947	3,759
Deferred income taxes	12	30,115	29,394

		396,006	374,723

Current liabilities
Trade and other payables	20	50,898	61,490
Deferred income	21	43,439	45,373
Current income tax liabilities		9,373	8,604
Borrowings	22	5,027	4,637
Derivative financial instruments	23	1,419	1,122
Provisions for other liabilities and charges	24	879	3,699

		111,035	124,925

Total liabilities		507,041	499,648

Total liabilities and equity		934,684	908,911

The accompanying notes form an integral part of these consolidated financial statements.

Telecity Group plc

Consolidated statements of cash flows

	Notes	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Cash inflow from operating activities	29	148,988	145,904	135,538
Interest received		60	79	126
Interest paid		(6,687)	(5,743)	(4,025)
Interest element of finance lease payments		(747)	(771)	(512)
Taxation paid		(16,720)	(10,908)	(14,602)
Purchase of operational, plant and equipment		(32,223)	(25,341)	(22,791)

Cash inflow from operating activities		92,671	103,220	93,734
Cash flows from investing activities
Acquisition of subsidiaries, net of cash acquired	17	—	(39,447)	(25,716)
Costs associated with acquisition of subsidiaries		—	(3,157)	(2,641)
Proceeds from sale of property, plant and equipment		9	46	—
Purchase of investment related property, plant and equipment		(97,046)	(91,968)	(131,531)
Purchase of freehold land		—	—	(4,864)
Purchase of landlord furnished leasehold improvements		—	—	(15,000)

Cash used in investing activities		(97,037)	(134,526)	(179,752)

Cash flows from financing activities
Net proceeds from borrowings		30,655	42,680	88,467
Proceeds from sale and leaseback arrangements		2,898	12,639	2,956
Repayment of finance leases		(4,902)	(3,969)	(1,875)
Costs relating to refinancing		—	(2,038)	(1,935)
Net proceeds on issue of ordinary share capital		472	154	3,904
Dividends paid to owners of the parent		(23,302)	(17,168)	(5,007)

Net cash inflow from financing activities		5,821	32,298	86,510

Net increase in cash and cash equivalents		1,455	992	492
Effects of foreign exchange rate change		2,529	1,281	(1,554)
Cash and cash equivalents at beginning of year		23,244	20,971	22,033

Cash and cash equivalents at end of year	19	27,228	23,244	20,971

The accompanying notes form an integral part of these consolidated financial statements.

Telecity Group plc

Notes to the consolidated financial statements

1.	General information

Telecity Group plc (the ‘Company’) is a company incorporated and domiciled in the United Kingdom and has Sterling as its presentation and functional currency. Telecity Group plc and its subsidiaries (together the ‘Group’) operate in the internet infrastructure facilities and associated services industry within Europe. The operating companies of the Group are disclosed within note 16.

The Company is a public limited company which is listed on the London Stock Exchange.

2.	Significant accounting policies

The significant accounting policies adopted in the preparation of these consolidated financial statements have been incorporated into the relevant notes where possible. For example, the accounting policy for depreciation is contained in the property, plant and equipment note. General accounting policies which are not specific to a particular note, for example foreign exchange, are set out below.

2.1	Basis of preparation

The consolidated financial statements of the Group have been prepared in accordance with International Financial Reporting Standards (‘IFRS’) as issued by the International Accounting Standards Board (‘IASB’) and International Financial Reporting Interpretations Committee (‘IFRIC’) interpretations, collectively ‘IFRS’. The consolidated financial statements have been prepared under the historical cost convention, with the exception of the Group’s interest rate swap contracts (note 23) which are recorded at fair value and the share-based payment expense (note 27) which is based on fair value at date of option grant.

2.2	Going concern

The Group generates operating cash flows which are invested in organic and inorganic investment activities. To the extent investment expenditure exceeds the operating cash flows of the business, the additional expenditure is funded by the Group’s borrowing facilities (note 22).

The Group’s forecasts and projections, taking account of reasonably possible changes in trading performance, show that the Group will be able to operate within the level of its current facilities. After making enquiries, the Directors have a reasonable expectation that the Group has adequate resources to continue in operational existence for the foreseeable future. The Group therefore continues to adopt the going concern basis in preparing its consolidated financial statements.

2.3	Accounting developments and changes

No new standards have been adopted by the Group for the first time in the year ended 31 December 2014.

A number of new standards, amendments and interpretations have been issued but are not effective for the financial year beginning 1 January 2014 and have not been early adopted. To the extent they are not relevant to the Group, they have been excluded from the following summary:

IFRS 9, ‘Financial instruments’ addresses the classification, measurement and derecognition of financial assets and financial liabilities. When adopted, the standard is not expected to have a material effect on the Group’s results.

IFRS 15, ‘Revenue from contracts with customers’ establishes principles for reporting information to users of financial statements about the nature, amount, timing and uncertainty about revenue and cash flows arising from the entity’s contracts with customers. When adopted, the standard is not expected to have a material effect on the Group’s results.

Telecity Group plc

Notes to the consolidated financial statements (continued)

2.4	Significant accounting policy judgments

IFRS requires management to exercise its judgment in the process of determining and applying the Group’s accounting policies. A summary of the Group’s key accounting policy judgments is given below:

Accounting for fair value movements of interest rate swap contracts – the Group holds several interest rate swap contracts (note 23). The Group has taken the decision to record fair value movements of such instruments in the statement of comprehensive income, rather than the income statement, where the conditions necessary for this have been met.

Disclosure of segmental information – IFRS 8 allows the aggregation of operating segments provided that certain criteria are met. The Group considers that the aggregation of operating segments into the UK and the Rest of Europe is appropriate.

Commencement of depreciation on new build data centres – when a new build data center is constructed in zones, then depreciation is calculated on a zone-by-zone basis and commences when a zone becomes operational.

2.5	Significant accounting estimates and judgments

The preparation of financial statements in conformity with IFRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Although these estimates are made by management based on the best available evidence, due to events or actions, actual results ultimately may differ from those estimates. The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below:

Property, plant and equipment depreciation – estimated remaining useful lives and residual values are reviewed annually. The carrying value of property, plant and equipment is also reviewed for impairment triggers and, where there has been a trigger event, the present value of estimated future cash flows from these assets through use against the net book value is assessed. The calculation of estimated future cash flows and residual values is based on the Directors’ best estimates of future prices, output and costs and is therefore subjective.

Intangible assets amortisation – estimated remaining useful lives are reviewed annually. The carrying values of intangible assets are also reviewed for impairment where there has been a trigger event by assessing the present value of estimated future cash flows through use compared with net book value. The calculation of estimated future cash flows and residual values is based on the Directors’ best estimates of future income from customer contracts and is therefore subjective.

Estimated impairment of goodwill – the Group tests annually whether goodwill has suffered any impairment, in accordance with the accounting policy stated in note 14. The recoverable amounts of cash-generating units have been determined based on value-in-use calculations. These calculations require the use of estimates (note 14), particularly around future cash flows, discount rate and long term growth assumptions. During the year an indicator of impairment was identified in the Turkish subsidiary. Subsequent testing identified that the carrying value of the Turkish cash generating unit exceeded its value in use resulting in goodwill being written down. The impairment charge was disclosed as an exceptional item.

Dilapidations provisions – due to the significant investment the Group makes in its data centres along with the long property leases it has in place, when assessing dilapidation provisions it is generally expected that the Group shall continue to operate its data centres for the foreseeable future. As such, there is a low probability that any dilapidation amounts will become due. A site by site review is performed every six months and if any site specific circumstances arise that changes this assessment, a dilapidations provision is accounted for.

Telecity Group plc

Notes to the consolidated financial statements (continued)

Onerous lease provisions – liabilities in respect of onerous leases are reviewed and updated, where necessary, to reflect current conditions and intentions. The actual cost of these may be different depending upon whether the Group is successful in terminating or assigning the lease.

Deferred taxation – full provision is made for deferred taxation at the rates of tax prevailing at the period end dates unless different future rates have been substantively enacted. Deferred tax assets are recognised where it is considered probable by the Directors that they will be recovered and, as such, are subjective.

Interest rate swap contracts – IAS 39 requires interest rate swap contracts to be recorded on the balance sheet at their fair value. The fair values of derivative instruments include estimates of future interest rates and therefore are subjective.

Share-based payments – the Group issues equity-settled share-based payments to certain employees under the terms of the long-term incentive plans. Equity-settled share-based payments are measured at fair value at the date of grant. The fair value at the grant date is determined using either the Black Scholes or the Monte Carlo models and is expensed over the vesting period. The value of the expense is dependent upon certain key assumptions including the expected future volatility of the Group’s share price at the date of grant.

2.6	Foreign exchange

Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are retranslated at the rates ruling at that date. These translation differences are disclosed in the income statement.

The balance sheets of foreign subsidiaries are translated from their functional currency into Sterling at the closing rates of exchange. The results are translated at an average rate, recalculated for the year on a daily basis.

Foreign exchange differences arising from the translation of opening net investments in foreign subsidiaries at the closing rate, including long-term inter-company loans, are taken directly to reserves. In addition, foreign exchange differences arising from retranslation of the foreign subsidiaries’ results from average rate to closing rate are also taken directly to the Group’s cumulative translation reserve. Such translation differences are recognised in the income statement in the financial year in which the operations are disposed of.

The results and year-end balance sheets of the Group’s foreign currency denominated companies have been translated into Sterling using the respective average and closing exchange rates for the year in the table below:

	2014		2013		2012
	Average	Closing	Average	Closing	Average	Closing
Bulgarian Lev	2.427	2.499	2.325	2.342	—	—
Euros	1.241	1.278	1.178	1.198	1.233	1.223
Polish Zloty	5.193	5.495	4.991	4.968	—	—
Swedish Krona	11.293	12.120	10.193	10.685	10.739	10.525
Turkish Lira	3.602	3.608	3.088	3.528	—	—

A 2% movement in the foreign exchange rates above would have impacted the profit for the year ended 31 December 2014 and year end net assets by £0.9 million and £4.5 million respectively (2013:£0.8 million and £4.1 million respectively, 2012: £0.7 million and £3.4 million respectively).

2.7	Basis of consolidation

Subsidiaries are all entities over which the group has control. The group controls an entity when the group is exposed to, or has rights to, variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. Subsidiaries are fully consolidated from the date on which control is transferred to the group. They are deconsolidated from the date that control ceases.

Telecity Group plc

Notes to the consolidated financial statements (continued)

The Group uses the acquisition method of accounting to account for business combinations. The consideration transferred for the acquisition of a subsidiary is the fair value of the assets transferred, the liabilities incurred and the equity interests issued by the Group.

The consideration transferred includes the fair value of any asset or liability resulting from a contingent consideration agreement. Acquisition-related costs are expensed as incurred. Identifiable assets acquired and liabilities and contingent liabilities assumed on a business combination are measured initially at their fair values at the acquisition date.

On an acquisition by acquisition basis, the Group recognises any non-controlling interest in the acquiree either at fair value or at the non-controlling interest’s proportionate share of the acquiree’s net assets.

Investments in subsidiaries are accounted for at cost less impairment. Cost also includes directly attributable costs of investments.

The excess of the consideration over the fair value of the Group’s share of the identifiable net assets of the subsidiary acquired is recorded in goodwill. If this is less than the fair value of the net assets of the subsidiary acquired in the case of a bargain purchase, the difference is recognised directly in the statement of comprehensive income.

Inter-company transactions, balances and unrealised gains on transactions between Group companies are eliminated. Unrealised losses are also eliminated but considered an impairment indicator of the asset transferred. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies adopted by the Group.

2.8	Revenue

Revenue represents the value of goods and services supplied to customers during the year, excluding value added tax and other sales related taxes. Where invoices are raised in advance for contracted services, the revenue is spread over the period of the service and deferred income is recognised on the balance sheet.

Colocation revenues arise from the Group’s infrastructure assets and are recognised on a straight-line basis over the period of the contract.

Generally, revenue from services, including engineering support, connectivity and other IT services, is recognised when the service is provided. When services are required before related colocation services can be provided, revenue from service contracts is bundled with the related colocation revenues and the entire amount recognised over the course of the contracts as the services are provided.

Telecity Group plc

Notes to the consolidated financial statements (continued)

3.	Segmental information

Reportable segments are presented in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the segments, has been identified as the Board of Directors.

The Group is organised on a geographical basis and derives its revenue from the provision of colocation and related services in Bulgaria, Finland, France, Germany, Ireland, Italy, the Netherlands, Poland, Sweden, Turkey and the United Kingdom. These geographical locations comprise the Group’s segments.

Due to similarities in services, customers, regulatory environment and economic characteristics across the countries in which the Group operates, the Group aggregates these operating segments into the UK and the Rest of Europe.

The Board reviews the Group’s internal reporting in order to assess performance and allocate resources. The internal reporting principally analyses the performance of the UK and the Rest of Europe. When further detail is required the results of individual countries are reviewed. The Board has therefore determined the reportable segments to be the UK and the Rest of Europe.

Sales between segments are made at market rates and accounted for in the same way as external transactions.

The Group’s income statement split by segment is shown below. Treasury and financing is managed on a Group-wide basis, as such it is not practical to allocate costs below operating profit to an individual reporting segment.

Telecity Group plc

Notes to the consolidated financial statements (continued)

	Year ended 31 December 2014
	UK £’000	Rest of Europe £’000	Total £’000
Revenue	146,931	201,764	348,695
Cost of sales	(64,339)	(82,265)	(146,604)

Gross profit	82,592	119,499	202,091

Depreciation charges	(18,203)	(31,773)	(49,976)
Amortisation charges	(2,108)	(3,126)	(5,234)
Operating expenses	(13,215)	(25,150)	(38,365)
Exceptional items (note 6)	(1,088)	(17,414)	(18,502)

Total operating costs	(34,614)	(77,463)	(112,077)

Operating profit	47,978	42,036	90,014
Finance income			86
Finance costs			(8,960)
Other financing items			(118)

Profit before tax			81,022
Income tax charge			(21,292)

Profit for the year			59,730

The above segmental results are shown after eliminating inter-segment trading of £1,972,000 for the year ended 31 December 2014. The Group had no customers from which greater than 10% of revenue was derived during 2014.

Telecity Group plc

Notes to the consolidated financial statements (continued)

	Year ended 31 December 2013
	UK £’000	Rest of Europe £’000	Total £’000
Revenue	143,901	181,649	325,550
Cost of sales	(63,710)	(75,189)	(138,899)

Gross profit	80,191	106,460	186,651

Depreciation charges	(17,243)	(28,518)	(45,761)
Amortisation charges	(2,107)	(2,843)	(4,950)
Operating expenses	(11,087)	(22,325)	(33,412)
Exceptional items (note 6)	(1,616)	(3,559)	(5,175)

Total operating costs	(32,053)	(57,245)	(89,298)

Operating profit	48,138	49,215	97,353
Finance income			106
Finance costs			(9,069)
Other financing items			50

Profit before tax			88,440
Income tax charge			(23,222)

Profit for the year			65,218

The above segmental results are shown after eliminating inter-segment trading of £1,932,000 for the year ended 31 December 2013. The Group had no customers from which greater than 10% of revenue was derived during 2013.

Telecity Group plc

Notes to the consolidated financial statements (continued)

	Year ended 31 December 2012
	UK £’000	Rest of Europe £’000	Total £’000
Revenue	137,487	145,463	282,950
Cost of sales	(61,682)	(58,517)	(120,199)

Gross profit	75,805	86,946	162,751

Depreciation charges	(15,806)	(22,610)	(38,416)
Amortisation charges	(2,108)	(1,638)	(3,746)
Operating expenses	(13,449)	(19,840)	(33,289)
Exceptional items (note 6)	—	(3,072)	(3,072)

Total operating costs	(31,363)	(47,160)	(78,523)

Operating profit	44,442	39,786	84,228
Finance income			128
Finance costs			(7,695)
Other financing items			(515)

Profit before tax			76,146
Income tax charge			(18,038)

Profit for the year			58,108

The above segmental results are shown after eliminating inter-segment trading of £1,628,000 for the year ended 31 December 2012. The Group had no customers from which greater than 10% of revenue was derived during 2012.

Telecity Group plc

Notes to the consolidated financial statements (continued)

The following table shows the Group’s assets and liabilities by reporting segment. Segment assets consist primarily of property, plant and equipment, intangible assets, trade and other receivables, and cash and cash equivalents. Segment liabilities principally comprise trade and other payables, deferred income and provisions for other liabilities and charges. Certain assets and liabilities, for example Group treasury cash balances and bank borrowings, are managed on a central basis and as such have not been allocated to individual segments.

	Year ended 31 December 2014
	UK £’000	Rest of Europe £’000	Total £’000
Segment assets	354,838	560,348	915,186
Unallocated assets			19,498

Total assets			934,684

Segment liabilities	(110,194)	(56,295)	(166,489)
Unallocated liabilities			(340,552)

Total liabilities			(507,041)

Additions to intangible assets	—	637	637
Additions to property, plant and equipment	30,890	91,034	121,924

Additions to non-current assets	30,890	91,671	122,561

	Year ended 31 December 2013
	UK £’000	Rest of Europe £’000	Total £’000
Segment assets	342,382	547,370	889,752
Unallocated assets			19,159

Total assets			908,911

Segment liabilities	(107,508)	(65,115)	(172,623)
Unallocated liabilities			(327,025)

Total liabilities			(499,648)

Additions to intangible assets	—	35,969	35,969
Additions to property, plant and equipment	30,566	85,026	115,592

Additions to non-current assets	30,566	120,995	151,561

Telecity Group plc

Notes to the consolidated financial statements (continued)

	Year ended 31 December 2012
	UK £’000	Rest of Europe £’000	Total £’000
Segment assets	332,989	449,372	782,361
Unallocated assets			18,792

Total assets			801,153

Segment liabilities	(101,526)	(66,233)	(167,759)
Unallocated liabilities			(276,436)

Total liabilities			(444,195)

Additions to intangible assets		20,097	20,097
Additions to property, plant and equipment	89,334	102,520	191,854

Additions to non-current assets	89,334	122,617	211,951

Telecity Group plc

Notes to the consolidated financial statements (continued)

4.	Directors’ emoluments and key management compensation

Key management compensation, which includes that of the executive and non-executive Directors, is as follows:

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Salaries and other short-term employee benefits	1,567	2,160	2,438
Pension payments – defined contribution plans	85	182	172
Share-based payment charges (1)	283	805	777
Termination benefits	1,376	—	—

	3,311	3,147	3,387

(1)	The share-based payment charge is measured in line with IFRS2 expense charged to the income statement during the year.

5.	Employee information

The average monthly number of persons employed by the Group, including Directors with service contracts, during the year was:

	Year ended 31 December 2014	Year ended 31 December 2013	Year ended 31 December 2012
By activity
Operations	531	503	458
Sales and marketing	95	86	72
Administration	124	102	82

	750	691	612

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Remuneration costs for these persons
Wages and salaries	38,655	34,565	30,754
Social security costs	5,792	5,455	6,750
Pension payments – defined contribution plans	1,305	1,173	737
Other post-employment benefits	32	133	33
Share-based payments charges (note 27)	3,103	3,095	3,667

	48,887	44,421	41,941

Telecity Group plc

Notes to the consolidated financial statements (continued)

6.	Exceptional items

Exceptional items are disclosed separately in the financial statements where it is necessary to do so to provide further understanding of the financial performance of the Group. They are material items of income or expense that have been shown separately due to the significance of their nature or amount.

The exceptional items are summarized in the table below:

	Notes	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Transaction-related expenses		—	3,157	2,641
Increase in onerous leases provision	24	3,113	1,204	431
Business review fees		1,838	—	—
Impairment of Turkish business and associated items		11,963	—	—
Departure of Chief Executive Officer		1,588	—	—
Departure of Group Finance Director		—	814	—

		18,502	5,175	3,072

Transaction-related expenses relate to the business combinations described in note 17, comprising professional fees, stamp duty and restructuring costs.

During 2014 the Group commissioned certain external advisors to assist with a detailed business review. The associated fees of £1.8 million were assessed to be exceptional on grounds of their size and non-recurring nature.

The impairment of Turkish business and associated items relates to SadeceHosting acquired in 2013 (note 17). The Group believes that potential exists within the Turkish colocation market. Turkey is a fast developing market, with the prospect of becoming a major internet hub, due to both its large and rapidly growing domestic digital economy and its strategic locations between Europe and Asia. The current business has yet to capture this demand and whilst progress has been made, the Group is focused on improving performance further. Following the production of a revised business plan, the discounted cash flows of this plan indicate the need for a reduction in the carrying value of this business, resulting in an impairment of goodwill of £9.6 million (note 14) and other associated costs of £2.4 million.

Exceptional items relating to the departure of the Chief Executive Officer and Group Finance Director include costs in excess of those that would have ordinarily been incurred during their employment, including any directly attributable incremental costs, for example, recruitment fees.

The above exceptional items resulted in a tax credit of £2,143,000 (2013: £619,000 credit), which is included within the tax charge on adjusting items.

In addition to the above operating exceptional items, in 2013 there was an exceptional tax charge of £1,663,000 (2012: £nil) relating to outstanding tax disputes.

Telecity Group plc

Notes to the consolidated financial statements (continued)

7.	Auditors’ remuneration

Amounts paid and payable to the Auditors are shown below:

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Audit of the Company and the consolidated financial statements	281	259	226
Audit of the Company’s subsidiaries	48	44	64

Total audit services	329	303	290

Audit-related assurance services, including interim review	106	80	88

Total audit and assurance services	435	383	378

Tax advisory services	98	82	93

Other non-audit services	5	6	13

Total fees	538	471	484

8.	Expenses

The Group classifies its expenses by nature into the following categories. Power costs represent the total cost of power to the Group including environmental taxes. Property costs include rent payments, service charge and taxes in addition to ancillary property costs such as insurance. Staff and staff-related costs include expenses such as training and recruitment in addition to the staff remuneration costs disclosed in note 4. Other costs comprise operational maintenance costs, sales and administrative costs and cost of sales of services.

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Power costs	50,581	47,162	40,517
Staff and staff-related costs	51,461	47,249	43,390
Property costs	44,362	41,500	37,335
Other costs	47,467	41,575	35,318

	193,871	177,486	156,560
Depreciation charges	49,976	45,761	38,416
Intangible asset charges	14,834	4,950	3,746

	258,681	228,197	198,722

Telecity Group plc

Notes to the consolidated financial statements (continued)

9.	Finance income

Finance income arising from bank deposits is recognized in the income statement on an accruals basis.

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Bank and other interest	86	106	128

10.	Finance costs

Finance costs are recognised in the income statement over the term of such instruments at a constant rate on the carrying amount. Finance costs which are directly attributable to the construction of property, plant and equipment are capitalised as part of the cost of those assets. The commencement of capitalisation begins when both finance costs and expenditure for the asset are being incurred and activities that are necessary to get the asset ready for use are in progress. Capitalisation ceases when substantially all the activities that are necessary to get the asset ready for use are complete. The interest rate charged on the capitalised interest during the year was 3.5% (2013: 4.3%, 2012: 4.7%). Tax relief is available on capitalised interest.

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Interest payable on long-term loan	9,195	10,305	8,748
Interest payable on finance leases	747	760	512
Amortisation of loan arrangement costs	1,788	2,530	2,452

Gross cost of borrowings	11,730	13,595	11,712
Less interest capitalised (note 15)	(3,691)	(5,376)	(5,376)

Net cost of borrowings	8,039	8,219	6,336
Loan commitment fees	713	588	722
Unwinding of discounts in respect of onerous lease	54	72	168
Other	154	190	469

	8,960	9,069	7,695

Telecity Group plc

Notes to the consolidated financial statements (continued)

11.	Other financing items

Other financing items represent finance costs or income not directly related to the Group’s trading activity or financing, but those that are triggered as a result of external factors – principally foreign exchange movements on financial assets and liabilities. As such, these financing items are disclosed separately in the financial statements to provide a clearer understanding of the Group’s underlying financing costs.

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Net foreign exchange (losses)/gains on financing items	(118)	50	(515)

12.	Income tax charge

The tax expense represents the sum of the tax currently payable and deferred tax. Tax is charged or credited in the income statement, except when it relates to items charged or credited directly to equity, in which case the tax is also dealt with in equity.

Current tax is based on taxable profit for the year. Taxable profit differs from net profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are never taxable or deductible. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is the tax expected to be payable or recoverable on differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit and is accounted for using the balance sheet liability method and at the tax rates that are expected to apply in the period when the liability is settled or the asset is realised. Deferred tax liabilities are generally recognised for all taxable temporary differences and deferred tax assets are recognised to the extent that it is probable that taxable profits will be available against which deductible temporary differences can be utilised. Such assets and liabilities are not recognised if the temporary difference arises from the initial recognition of goodwill or from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the tax profit nor the accounting profit.

Deferred tax liabilities are recognised for taxable temporary differences arising on investments in subsidiaries, except where the Group is able to control the reversal of the temporary difference and it is probable that the temporary difference will not reverse in the foreseeable future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Telecity Group plc

Notes to the consolidated financial statements (continued)

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Current tax
Current tax on profit for the year	18,653	18,078	15,054
Adjustments in respect of prior years	(751)	(1,548)	(644)

Total current tax	17,902	16,530	14,410

Deferred tax
Origination and reversal of temporary differences	3,844	7,353	4,659
Adjustment in respect of prior years	647	942	70
Impact of change in UK tax rate	(1,101)	(1,603)	(1,101)

Total deferred tax	3,390	6,692	3,628

Income tax charge	21,292	23,222	18,038

The tax recorded in the income statement on the Group’s profit before tax differs from the theoretical amount that would arise using the weighted average tax rate applicable to profits of the Group as follows:

	Year ended 31 December 2014
	Adjusted results £’000	Adjustments £’000	Statutory Total £’000
Profit before tax	104,876	(23,854)	81,022

Multiplied by weighted average local tax rates (2014: 23.7%)	24,908	(5,665)	19,243
Items not taken into account for tax purposes and other timing differences	986	2,268	3,254
Impact of change in vesting assumptions of share-based payments	—	—	—
Outstanding tax dispute	—	—	—
Adjustment in respect of prior years	(104)	—	(104)
Impact of change in tax rates	(578)	(523)	(1,101)

	25,212	(3,920)	21,292

Telecity Group plc

Notes to the consolidated financial statements (continued)

	Year ended 31 December 2013
	Adjusted results £’000	Adjustments £’000	Statutory Total £’000
Profit before tax	98,515	(10,075)	88,440

Multiplied by weighted average local tax rates (2013: 24.1%)	23,751	(2,444)	21,307
Items not taken into account for tax purposes and other timing differences	693	576	1,269
Impact of change in vesting assumptions of share-based payments	1,192	—	1,192
Outstanding tax dispute	—	1,663	1,663
Adjustment in respect of prior years	(606)	—	(606)
Impact of change in tax rates	(692)	(911)	(1,603)

	24,338	(1,116)	23,222

	Year ended 31 December 2012
	Adjusted results £’000	Adjustments £’000	Statutory Total £’000
Profit before tax	83,479	(7,333)	76,146

Multiplied by weighted average local tax rates (2012: 24.8%)	20,712	(1,822)	18,890
Items not taken into account for tax purposes and other timing differences	356	467	823
Impact of change in vesting assumptions of share-based payments	—	—	—
Outstanding tax dispute	—	—	—
Adjustment in respect of prior years	(574)	—	(574)
Impact of change in tax rates	(319)	(782)	(1,101)

	20,175	(2,137)	18,038

The standard rate of corporation tax in the UK changed from 26% to 24% with effect from 1 April 2012, to 23% with effect from 1 April 2013 (change was substantially enacted on 26 June 2012) and to 21% with effect from 1 April 2014 (change was substantially enacted 2 July 2013). Accordingly, the Group’s UK profits for 2014 were taxed at an effective rate of 21.5% (2013: 23.25%, 2012: 24.5%).

Furthermore a change in the UK corporation tax rate from 21% to 20% was substantively enacted on 2 July 2013 that will be effective from 1 April 2015.

Telecity Group plc

Notes to the consolidated financial statements (continued)

As a result of the substantively enacted UK corporation tax rate at the year-end date, deferred tax balances were measured at the following rates: 31 December 2014: 20%, 31 December 2013: 21% and 31 December 2012: 23%.

In addition to the amounts that have been charged to the income statement, the following amounts of tax have been credited/(charged) directly to equity:

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Current tax
Share-based payment schemes	24	924	2,838
Deferred tax
Share-based payment schemes	—	(810)	809
Tax effect of interest rate cash flow hedges	378	(651)	560

	402	(537)	4,207

The deferred tax credit/(charge) in respect of the share-based payment schemes relates to the expected future tax deduction the Group will receive when employees exercise options in excess of the IFRS 2 share-based payment charge at the standard corporation tax rate.

Telecity Group plc

Notes to the consolidated financial statements (continued)

Deferred tax

At the year end the Group recognised a net deferred tax liability of £28,838,000 (2013: £26,509,000, 2012: £16,015,000) mainly in respect of accelerated tax depreciation and intangible customer contract assets, partially offset by tax losses.

The analysis of deferred tax assets and deferred tax liabilities is as follows:

	Year ended 31 December 2014 £’000	Year ended 31 December 2013 £’000	Year ended 31 December 2012 £’000
Deferred tax assets:
– deferred tax assets to be recovered after more than 12 months	223	613	1,525
– deferred tax assets to be recovered within 12 months	1,054	2,272	3,602

	1,277	2,885	5,127

Deferred tax liabilities:
– deferred tax liabilities to be recovered after more than 12 months	(30,115)	(29,394)	(21,142)

	(30,115)	(29,394)	(21,142)

Deferred tax liabilities (net)	(28,838)	(26,509)	(16,015)

Telecity Group plc

Notes to the consolidated financial statements (continued)

The analysis of deferred income tax assets and liabilities, without taking into consideration the offsetting of balances within the same tax jurisdiction, is as follows:

	Tax losses £’000	Accelerated tax depreciation £’000	Intangible customer contract valuation £’000	Onerous lease liability £’000	Other £’000	Total £’000
At 1 January, 2012	10,135	(16,219)	(9,777)	1,973	1,795	(12,093)
(Charged)/credited to income statement	(2,115)	(3,354)	1,642	(145)	344	(3,628)
Credited to other comprehensive income	—	—	—	—	560	560
Credited directly to equity	—	—	—	—	809	809
Acquisition of subsidiaries (note 17)	573	28	(2,370)	—	—	(1,769)
Foreign exchange movements	(202)	360	26	(48)	(30)	106

At 31 December 2012	8,391	(19,185)	(10,479)	1,780	3,478	(16,015)
(Charged)/credited to income statement	(1,623)	(5,533)	1,930	(99)	(1,367)	(6,692)
Credited to other comprehensive income	—	—	—	—	(651)	(651)
Credited directly to equity	—	—	—	—	(810)	(810)
Acquisition of subsidiaries (note 17)	—	(103)	(2,905)	—	—	(3,008)
Foreign exchange movements	170	(70)	474	42	51	667

At 31 December 2013	6,938	(24,891)	(10,980)	1,723	701	(26,509)
(Charged)/credited to income statement	(1,922)	(3,027)	1,565	488	(522)	(3,418)
Charged to other comprehensive income	—	—	—	—	378	378
Foreign exchange movements	(212)	542	418	(46)	9	711

At 31 December 2014	4,804	(27,376)	(8,997)	2,165	566	(28,838)

Deferred income tax assets are recognised for tax losses to the extent that the realisation of the related tax benefit through future taxable profits is probable. In addition to the amounts recognised above, the Group has unrecognised deferred tax assets relating to tax losses of approximately £13,690,000 (2013: £14,604,000, 2012: £14,305,000) which relate to the Group’s subsidiary companies.

Telecity Group plc

Notes to the consolidated financial statements (continued)

13.	Earnings per share

Basic earnings per share is calculated by dividing the profit attributable to owners of the parent by the weighted average number of ordinary shares in issue during the year, excluding those held by the Employee Benefit Trust.

Diluted earnings per share is calculated by dividing the profit attributable to owners of the parent by the weighted average number of ordinary shares in issue during the year, adjusted for the weighted average effect of share options outstanding during the year.

	Basic			Diluted
	Year ended 31 December 2014	Year ended 31 December 2013	Year ended 31 December 2012	Year ended 31 December 2014	Year ended 31 December 2013	Year ended 31 December 2012
Profit attributable to owners of the parent (£’000)	59,730	65,218	58,108	59,730	65,218	58,108
Weighted average number of shares in issue (‘000)	202,698	202,249	199,981	203,438	203,052	204,086
Earnings per share (p)	29.5	32.2	29.1	29.4	32.1	28.5

Telecity Group plc

Notes to the consolidated financial statements (continued)

The following table shows the reconciliation between the basic and diluted weighted average number of shares:

	Year ended 31 December 2014 ’000	Year ended 31 December 2013 ’000	Year ended 31 December 2012 ’000
Weighted average basic number of shares in issue	202,698	202,249	199,981
Effect of share options	110	226	1,043
Effect of performance shares	630	577	3,062

Weighted average diluted number of shares in issue	203,438	203,052	204,086

14.	Intangible assets

The Group’s intangible assets comprise goodwill and customer contracts and are treated as assets of the entity to which they relate and are translated at the relevant closing foreign exchange rate.

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the net identifiable assets, including intangible assets, of the acquired subsidiary at the date of acquisition. Separately recognised goodwill is tested annually for impairment and carried at cost less accumulated impairment losses. Impairment losses on goodwill are not reversed. Gains and losses on the disposal of an entity include the carrying amount of goodwill relating to the entity sold.

Intangible assets, other than goodwill, represent customer contracts acquired during business combinations. The customer contracts are initially recognised at fair value and amortised over estimated useful economic lives of between five and 20 years, with current remaining lives of between two and 19 years (2013: three and 20 years). The fair value is calculated by estimating the future cash flows expected to arise from the intangible asset and applying a suitable discount rate.

Telecity Group plc

Notes to the consolidated financial statements (continued)

	Goodwill arising on consolidation £’000	Customer contracts £’000	Total £’000
Cost
As at 1 January 2013	105,468	57,907	163,375
Acquired through business combinations (note 18)	23,384	12,585	35,969
Foreign exchange movements	(2,042)	(935)	(2,977)

As at 31 December 2013	126,810	69,557	196,367
Additions	—	637	637
Foreign exchange movements	(4,994)	(2,555)	(7,549)

As at 31 December 2014	121,816	67,639	189,455

Accumulated amortisation and impairment
As at 1 January 2013	—	12,346	12,346
Amortisation charge for the year	—	4,950	4,950
Foreign exchange movements	—	(27)	(27)

As at 31 December 2013	—	17,269	17,269
Amortisation charge for the year	—	5,234	5,234
Impairment charge for the year	9,600	—	9,600
Foreign exchange movements	—	(467)	(467)

As at 31 December 2014	9,600	22,036	31,636

Net book value
As at 31 December 2014	112,216	45,603	157,819

As at 31 December 2013	126,810	52,288	179,098

As at 1 January 2013	105,468	45,561	151,029

Impairment testing

Goodwill is allocated to cash-generating units for the purpose of impairment testing. The allocation is made to those cash-generating units or groups of cash-generating units (‘CGU’) that are expected to benefit from the business combination in which the goodwill arose. The Group allocates goodwill to each country in which it has operations.

Goodwill is tested for impairment annually. The main assumptions used when performing the impairment test are set out below. Determining whether goodwill is impaired requires an estimation of the value in use of the CGUs to which goodwill has been allocated. The value in use calculation requires an estimation of future cash flows expected to arise from the CGUs and a suitable discount rate in order to calculate the present value.

Telecity Group plc

Notes to the consolidated financial statements (continued)

These calculations use cash flow projections based on financial budgets for 2015 and forecasts for 2016 and 2017 approved by the Board. Cash flows beyond 2017 are extrapolated using estimated growth rates of 2.5% (2013: 2.5%) for all CGUs apart from Turkey which is discussed separately below. The growth rate does not exceed the long-term average growth rate for the operating segment in which the CGU operates. The pre-tax discount rate used was 10.5% (2013: 10.2%) for all CGUs apart from Turkey, as described below. The discount rates used are adjusted for estimated tax cash flows and reflect specific risks relating to the relevant segments.

For all CGUs apart from Turkey, goodwill impairment testing demonstrated that value in use comfortably exceeded the carrying value of the assets tested and that no reasonably possible change to the assumptions used would result in an indication of impairment.

The above methodology when applied to the Turkish CGU indicated impairment and therefore a more detailed calculation was performed. Due to the integration of the Turkish business taking longer than initially anticipated, the future cash flows have been revised accordingly. The value in use of the Turkish CGU was calculated by applying a pre-tax discount rate of 16.3% to these cash flows. The elevated discount rate reflects the heightened probability of future cash flows differing from the current forecast. A growth rate of 4.1% was applied to the cash flows beyond 2017, reflecting the long term macro-economic expectations in Turkey.

When the tailored assumptions were applied to the Turkish CGU, the carrying value was found to exceed the value in use by £9.6 million, resulting in an impairment charge of this amount which has been reported as an exceptional item, and relates to the RoE segment.

Following the impairment, goodwill of £3.0 million remains allocated to the Turkish CGU. An increase of 100bps to the discount rate would result in an increase of £1.1 million to the impairment charge, and an increase of 100bps to the growth rate would result in a reduction of £1.7 million to the charge.

A segment-level summary of goodwill allocation is presented below:

Goodwill	UK £’000	Rest of Europe £’000	Total £’000
Year ended 31 December 2014	42,454	69,762	112,216
Year ended 31 December 2013	42,454	84,356	126,810

The Group assesses at each reporting date whether its customer contracts intangible assets may be impaired. If any such indicator exists, the Group tests for impairment by estimating the recoverable amount. If the recoverable amount is less than the carrying value of an asset an impairment loss is recognised.

Telecity Group plc

Notes to the consolidated financial statements (continued)

15.	Property, plant and equipment

Property, plant and equipment is stated at cost less accumulated depreciation. The cost of property, plant and equipment comprises their purchase cost, together with the costs of installation and directly attributable external and internal costs, such as staff and property rentals, incurred during the construction or commissioning phase. Additions to property, plant and equipment also include capitalised finance costs. When property, plant and equipment is acquired as part of a business combination, the cost of such assets is deemed to be their fair value at the date of acquisition.

The principal periods over which assets are depreciated are:

Freehold land and buildings	Freehold land is not depreciated, freehold property is depreciated over 50 years

Leasehold improvements	7–30 years straight-line

Plant and machinery	5–20 years straight-line

Office equipment	3–5 years straight-line

Depreciation of the above assets is calculated from the date an asset becomes available for use, so as to write off the difference between the cost and the residual value over its expected useful economic life. The expected period of the property leases in which an asset is located is taken into account when determining the useful economic life of the asset.

Assets in the course of construction are not depreciated until they are operational. At this time such assets are transferred into the appropriate asset class and depreciated over the expected useful economic lives referred to above. The assets’ residual values and useful lives are reviewed on an annual basis and, if appropriate, adjusted on a prospective basis.

Assets held under finance leases are depreciated over their expected useful lives on the same basis as owned assets or, where shorter, over the term of the relevant lease. The gain or loss arising on the disposal or retirement of an asset is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognised in the income statement.

Telecity Group plc

Notes to the consolidated financial statements (continued)

	Assets in the course of construction £’000	Freehold land and buildings £’000	Leasehold improvements £’000	Plant and machinery £’000	Office equipment £’000	Total £’000
Cost
At 1 January 2013	129,156	8,545	271,560	405,622	8,582	823,465
Exchange differences	414	171	1,664	2,306	66	4,621
Acquisitions	37	1,212	381	4,179	150	5,959
Additions	65,711	—	7,743	35,227	952	109,633
Transfers	(63,935)	—	37,128	26,756	51	—
Disposals	—	—	(79)	(217)	(73)	(369)

At 31 December 2013	131,383	9,928	318,397	473,873	9,728	943,309
Exchange differences	(4,765)	(632)	(21,539)	(15,587)	(391)	(42,914)
Additions	66,581	—	10,173	43,706	1,464	121,924
Transfers	(59,460)	—	25,364	33,962	134	—
Disposals	(66)	—	(4,018)	(17,341)	(794)	(22,219)

At 31 December 2014	133,673	9,296	328,377	518,613	10,141	1,000,100

Accumulated depreciation
At 1 January 2013	—	28	83,968	144,050	6,331	234,377
Exchange differences	—	3	591	919	63	1,576
Charge for year	—	55	16,437	28,533	736	45,761
Disposals	—	—	(40)	(221)	(61)	(322)

At 31 December 2013	—	86	100,956	173,281	7,069	281,392
Exchange differences	—	(22)	(5,871)	(7,087)	(298)	(13,278)
Charge for year	—	59	15,259	33,778	880	49,976
Disposals	—	—	(4,013)	(17,141)	(791)	(21,945)

At 31 December 2014	—	123	106,331	182,831	6,860	296,145

Net book value
At 31 December 2014	133,673	9,173	222,046	335,782	3,281	703,955

At 31 December 2013	131,383	9,842	217,441	300,592	2,659	661,917

At 1 January 2012	129,156	8,517	187,592	261,572	2,251	589,088

Telecity Group plc

Notes to the consolidated financial statements (continued)

The net book value of assets held under finance leases at 31 December 2014 is £25,786,000 (2013: £24,599,000). Such assets are categorised as plant and machinery in the above table.

Included within additions to assets in the course of construction for the year are capitalised finance and other costs (principally rent and rates incurred during the construction or commissioning phase) in respect of the Group’s new data centres, totalling £3,691,000 and £3,622,000 respectively (2013: £5,376,000 and £3,892,000). The interest rate charged on the capitalised interest is disclosed in note 10.

Freehold land and buildings with a carrying amount of £4,669,000 (2013: £3,598,000) have been pledged to secure borrowings for the Group. The Group is not allowed to pledge these assets as security for other borrowings or sell them to another entity.

Telecity Group plc

Notes to the consolidated financial statements (continued)

16.	Investments

Investments in subsidiary undertakings are stated at cost plus the value of share options and performance shares granted to employees of these subsidiaries.

Name of undertaking	Country of incorporation	Description of shares held	Proportion of nominal value of shares held %	Principal activity
Data Electronics Group Limited	Ireland	Ordinary	100	Intermediate holding company
TeleCity UK Limited	Great Britain (‘GB’)	Ordinary	100	Intermediate holding company
TelecityGroup Holdings Limited	GB	Ordinary	100	Intermediate holding company
TelecityGroup Investments Limited	GB	‘A’ and ’B’ ordinary	100	Intermediate holding company
TelecityGroup International Limited	GB	Ordinary	100	Intermediate holding company
TelecityGroup Bulgaria EAD	Bulgaria	Ordinary	100	Internet infrastructure
TelecityGroup Finland Oy	Finland	Ordinary	100	Internet infrastructure
Data Electronics Services Limited	Ireland	Ordinary	100	Internet infrastructure
TelecityGroup Poland Sp. z o.o.	Poland	Ordinary	100	Internet infrastructure
Hosting İnternet Hizmetleri Sanayi ve Ticaret Anonim Şirketi	Turkey	Ordinary	100	Internet infrastructure
TelecityGroup France S.A.	France	Ordinary	100	Internet infrastructure
TelecityGroup Germany GmbH	Germany	Ordinary	100	Internet infrastructure
TelecityGroup Ireland Limited	Ireland	Ordinary	100	Internet infrastructure
TelecityGroup Italia S.p.A.	Italy	Ordinary	100	Internet infrastructure
TelecityGroup Italia S.r.l.	Italy	Ordinary	100	Internet infrastructure
TelecityGroup Netherlands B.V.	The Netherlands	Ordinary	100	Internet infrastructure
TelecityGroup Scandinavia A.B.	Sweden	Ordinary	100	Internet infrastructure
TelecityGroup UK Limited	GB	Ordinary	100	Internet infrastructure
TelecityGroup Europe (1) Cooperatief W.A.	The Netherlands	Ordinary	100	Financing company
TelecityGroup Europe (2) B.V.	The Netherlands	Ordinary	100	Financing company

Other than TelecityGroup Investments Limited, which is owned directly by Telecity Group plc, these companies are owned by intermediate holding companies. The Group also contains a number of non-trading subsidiaries, a full list of which is contained in the financial statements of TelecityGroup Investments Limited.

Telecity Group plc

Notes to the consolidated financial statements (continued)

17.	Business combinations

On 10 September 2013, the Group acquired 100% of the share capital of 3DC EAD (‘3DC’) and on 2 December 2013, the group acquired 100% of the share capital of PLIX Sp. z.o.o. (‘PLIX’). Both of these acquisitions were disclosed on a provisional basis at 31 December 2013 because the Group had not completed its detailed appraisal of the acquired assets and liabilities at the date of those financial statements. The appraisals for both of these acquisitions were completed in the first half of 2014, resulting in an increase of £0.1m to the fair value of net assets acquired. There have been no business combinations in the year to December 2014.

18.	Trade and other receivables

Trade and other receivables are recognised at historical cost less any impairment, which approximates to fair value.

	31 December 2014 £’000	31 December 2013 £’000
Current
Trade receivables – gross	26,137	26,502
Bad debt provision (note 36)	(1,100)	(1,027)

Trade receivables – net	25,037	25,475
Other receivables	5,787	1,453
Prepayments	11,012	12,294
Accrued income	1,792	1,382

	43,628	40,604

Non-current
Rental deposits	699	1,085
Other receivables	78	78

	777	1,163

The credit quality of trade receivables is included in note 36.

The carrying amount of the Group’s trade and other receivables is denominated in the following currencies:

	31 December 2014 £’000	31 December 2013 £’000
Sterling	14,812	13,345
Euro	22,158	23,470
Swedish Krona	4,026	3,384
Other	3,409	1,568

	44,405	41,767

Telecity Group plc

Notes to the consolidated financial statements (continued)

19.	Cash and cash equivalents

Cash and cash equivalents include cash in hand, deposits held on call with banks, other short-term highly-liquid investments with original maturities of three months or less.

The carrying amount of the Group’s cash and cash equivalents is denominated in the following currencies:

	31 December 2014 £’000	31 December 2013 £’000
Sterling	13,790	6,457
Euro	8,739	12,059
Swedish Krona	3,380	3,953
Other	1,319	775

	27,228	23,244

The Directors consider the carrying values of the cash balances to approximate to their fair value due to their short maturity period and the interest rate that they bear. The Directors consider the banks with which the Group holds deposits to be of sound credit quality.

20.	Trade and other payables

Trade and other payables are measured at historical cost, which approximates to their fair values due to their short maturity period.

	31 December 2014 £’000	31 December 2013 £’000
Trade payables	8,840	8,592
Capital expenditure payables	5,500	14,199
Other payables	3,603	4,782
Taxation and social security	2,843	4,864
Accruals	30,112	29,053

	50,898	61,490

Telecity Group plc

Notes to the consolidated financial statements (continued)

The carrying amount of the Group’s trade and other payables is denominated in the following currencies:

	31 December 2014 £’000	31 December 2013 £’000
Sterling	27,595	28,801
Euro	19,562	26,829
Swedish Krona	2,496	4,972
Other	1,245	888

	50,898	61,490

21.	Deferred income

Deferred income is initially recorded at the value of cash received and then amortised over the period to which the payment relates.

	31 December 2014 £’000	31 December 2013 £’000
Current
Deferred revenue	42,939	44,873
Deferred lease incentive	500	500

	43,439	45,373

Non-current
Deferred revenue	6,437	5,379
Deferred lease incentive	12,833	13,333

	19,270	18,712

Total deferred income	62,709	64,085

The deferred lease incentive relates to a cash amount that was received from the landlord on signing of a lease and is being recognised in the income statement over the period of the lease.

The carrying amount of the Group’s deferred income is denominated in the following currencies:

	31 December 2014 £’000	31 December 2013 £’000
Sterling	36,847	39,110
Euro	22,706	21,595
Swedish Krona	2,969	3,172
Other	187	208

	62,709	64,085

Telecity Group plc

Notes to the consolidated financial statements (continued)

22.	Borrowings

Interest-bearing bank loans and overdrafts are recorded at the proceeds received, net of direct issue costs. Finance charges, including premiums payable on settlement or redemption and direct issue costs, are accounted for on an accruals basis in the income statement using the effective interest rate method and are added to the carrying amount of the instrument to the extent that they are not settled in the period in which they arise.

Leasing agreements that transfer to the Group substantially all the benefits and risks of ownership of an asset are classified as a finance lease and treated as if the asset had been purchased outright. The assets are included in property, plant and equipment and the capital element of the leasing commitments is shown within obligations under finance leases. The lease rentals are treated as consisting of capital and interest elements. The capital element is applied to reduce the outstanding obligations and the interest element is charged to the income statement in proportion to the reducing capital element outstanding.

	31 December 2014 £’000	31 December 2013 £’000
Current
Obligations under finance leases	5,027	4,637

Non-current
Bank borrowings	325,743	307,089
Obligations under finance leases	13,284	15,769

	339,027	322,858

Total borrowings	344,054	327,495

Bank borrowings relate to the Group’s senior debt facility and comprise a term loan of £100,000,000 (2013: £100,000,000) and amounts drawn under the revolving credit facility. The bank borrowings attract interest at LIBOR, or equivalent based on the currency of the borrowing (herein referred to as LIBOR), plus a margin. The margin is variable and calculated with reference to the ratio of the Group’s last twelve months’ EBITDA to net debt. The margin is recalculated based on interest periods set by the Group, typically between one and three months. The borrowings are secured by a debenture over all the assets of the Company, including shares in, and assets of, certain subsidiary undertakings. The Directors consider the carrying value of the borrowings to approximate to their fair values as they attract a market rate of interest.

The Group has three principal banking covenants under its senior debt facility which are outlined below:

•	Total leverage: the Group’s net debt to EBITDA ratio is covenanted to not breach certain levels.

•	Fixed charge cover: the Group’s interest and rent expenses (‘fixed charge’) must be covered by a multiple of pre-rent and interest earnings.

•	Total cash cover: the Group’s interest cost must be covered by a multiple of cash flows, excluding certain permitted capital expenditure.

At the year end, the Group is in full compliance with these covenants and expects to remain so for the foreseeable future.

Telecity Group plc

Notes to the consolidated financial statements (continued)

Lease liabilities are effectively secured as the rights to the leased asset revert to the lessor in the event of default.

The maturity profile of borrowings is set out below:

	31 December 2014 £’000	31 December 2013 £’000
Within one year	5,650	5,223
In one to two years	9,443	5,207
In two to three years	21,439	8,983
In three to four years	310,358	20,974
In four to five years	473	292,900
After five years	433	—

Gross borrowings	347,796	333,287
Less future interest and unamortised debt issue costs	(3,742)	(5,792)

Net borrowings	344,054	327,495

Amounts drawn under the revolving credit facility are included in the above analysis with reference to the term for which the Group can continue to roll such amounts.

The carrying amount of the Group’s borrowings is denominated in the following currencies:

	31 December 2014 £’000	31 December 2013 £’000
Sterling	168,658	152,672
Euro	128,513	130,621
Swedish Krona	42,657	44,080
Other	4,226	122

	344,054	327,495

Telecity Group plc

Notes to the consolidated financial statements (continued)

The Group uses interest rate swaps to fix the LIBOR rate it pays on its borrowings. The split of borrowings between fixed and variable is shown below:

	31 December 2014 £’000	31 December 2013 £’000
Fixed rate borrowings	279,990	294,042
Variable rate borrowings	67,806	39,245

	347,796	333,287

Percentage of borrowings at fixed rate (%)	80.5	88.2

The Group has undrawn committed loan facilities at the year-end as shown below:

	31 December 2014 £’000	31 December 2013 £’000
Senior debt facility	400,000	400,000
Senior debt facility drawn	(328,167)	(311,298)
Rental guarantees issued under senior debt facility	(2,444)	(2,617)

Undrawn committed loan facility	69,389	86,085

A commitment fee is payable on the undrawn committed facilities at a rate of 45% (2013: 45%) of the applicable margin.

Telecity Group plc

Notes to the consolidated financial statements (continued)

23.	Derivative financial instruments

Interest rate derivatives are recognised initially at fair value and subsequent to initial recognition are revalued at each reporting date. The fair value is based on the market values of equivalent instruments at the relevant date. Amounts payable and receivable on interest rate derivatives are recognised in the period to which they relate. Where the instrument meets the definition for hedge accounting, movements in fair value of the interest rate swap are taken to reserves. In all other cases movements are charged or credited to the income statement.

In order to manage the Group’s exposure to movements in LIBOR, or equivalent based on the currency of the borrowing (herein referred to as LIBOR), the Group uses interest rate swaps. Under these arrangements the Group pays interest at a fixed rate and receives interest at LIBOR. The amounts of interest paid and received are calculated on the nominal value of the interest rate swap.

After taking account of the effect of the interest rate swaps, the average interest rate in respect of drawn borrowings was 3.0% (2013: 3.5%).

At the year end the Group had the following contracts outstanding:

As at 31 December 2014
Nominal value (‘000)		Currency	Maturity date	Fixed rate
92,000		Sterling	13 February 2015	1.355%
24,000		Sterling	13 May 2016	0.745%
50,000	(1)	Sterling	13 February 2018	1.380%
44,000		Euro	13 February 2015	1.225%
60,000		Euro	13 May 2016	0.634%
40,000		Euro	5 October 2017	1.145%
400,000		Swedish Krona	28 February 2015	2.180%
200,000	(2)	Swedish Krona	28 February 2018	2.420%

(1)	This instrument has a start date of 13 February 2015.
(2)	This instrument has a start date of 27 February 2015.

Telecity Group plc

Notes to the consolidated financial statements (continued)

As at 31 December 2013
Nominal value (‘000)		Currency	Maturity date	Fixed rate
92,000		Sterling	13 February 2015	1.355%
24,000		Sterling	13 May 2016	0.745%
50,000	(1)	Sterling	13 February 2018	1.380%
40,000		Euro	5 October 2014	1.505%
44,000		Euro	13 February 2015	1.225%
60,000		Euro	13 May 2016	0.634%
40,000	(2)	Euro	5 October 2017	1.145%
400,000		Swedish Krona	28 February 2015	2.180%
200,000	(3)	Swedish Krona	28 February 2018	2.420%

(1)	This instrument has a start date of 13 February 2015.
(2)	This instrument has a start date of 6 October 2014.
(3)	This instrument has a start date of 27 February 2015.

The fair value of interest rate swaps is shown below:

	31 December 2014 £’000	31 December 2013 £’000
Current	(1,419)	(1,122)
Non-current	(1,647)	—

	(3,066)	(1,122)

Telecity Group plc

Notes to the consolidated financial statements (continued)

The non-current element of interest rate swaps and the related cash flows are expected to occur in approximately equal annual instalments over the remaining life of the instruments.

A reconciliation of the movement in the fair value of the Group’s financial derivatives is shown below:

	31 December 2014 £’000	31 December 2013 £’000
Opening fair value	(1,122)	(3,858)
(Charged)/credited to reserves	(1,944)	2,736

Closing fair value	(3,066)	(1,122)

The interest rate swaps were entirely effective during the year and therefore £nil (2013: £nil) was recorded in the income statement.

24.	Provisions for other liabilities and charges

Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and the amount can be reliably estimated. Provisions are measured at the present value of the expenditures expected to be required to settle the obligations using a pre-tax rate that reflects current market assessments of the time value of money and the risks specific to the obligation. The increase in the provision due to the passage of time is recognised as interest expense.

After initial measurement, any subsequent adjustments to dilapidations provisions are normally recorded against the original amount included in leasehold improvements with a corresponding adjustment to future depreciation charges.

	Dilapidations £’000	Onerous leases £’000	Total £’000
At 1 January 2013	1,557	5,579	7,136
Exchange differences	—	134	134
Increase	—	1,204	1,204
Unwinding of discount	—	72	72
Utilised	—	(1,088)	(1,088)

At 1 January 2014	1,557	5,901	7,458
Exchange differences	—	(264)	(264)
Increase	—	3,461	3,461
Released unused	(333)	(348)	(681)
Unwinding of discount	—	54	54
Utilised	(1,224)	(1,978)	(3,202)

At 31 December 2014	—	6,826	6,826

Telecity Group plc

Notes to the consolidated financial statements (continued)

The provision for onerous leases relates to the estimated discounted future costs of a property lease with a remaining term of seven years. The dilapidations provision related to the estimated costs of returning one of the Group’s properties to its original condition at the expiry of the lease, during 2014. The Directors consider the carrying values of the provisions to approximate to their fair values as they have been discounted at the risk free rate.

The maturity profile of provisions is set out below:

	31 December 2014 £’000	31 December 2013 £’000
Provisions – current	879	3,699
Provisions – non-current	5,947	3,759

	6,826	7,458

25.	Share capital

An equity instrument is any contract that evidences a residual interest in the assets of the Group after deducting all of its liabilities. Equity instruments issued by the Group are recorded at the proceeds received, net of direct issue costs.

Shares held in the Employee Benefit Trust (‘EBT’) over which the Group has direct or indirect control are deducted from the reserves of the Group.

Ordinary shares of £0.002 each	Number ‘000	Value £’000
Allotted
At 1 January 2012	198,892	398
Shares issued under share option schemes	2,538	5

At 31 December 2012	201,430	403
Shares issued under share option schemes	1,217	2

At 31 December 2013	202,647	405
Shares issued under share option schemes	225	1

At 31 December 2014	202,872	406

Each share carries one vote at general meetings.

During 2014, 154,000 new shares were issued under the Group’s share option schemes for total consideration of £561,000 and 71,000 new shares were issued to the Employee Benefit Trust (‘EBT’) for total consideration of £142. In addition the EBT purchased from the open market 17,000 shares for a consideration of £113,000. These shares were purchased for the settlement of deferred bonus share awards.

In addition to the issue of new shares during 2014, 200,000 shares were issued from the EBT under the Group’s share options schemes for total consideration of £18,000.

All shares are fully paid with the exception of those held by the EBT. At 31 December 2014 the EBT owed an amount of £53,000 (2013: £419,000) in respect of such shares.

Telecity Group plc

Notes to the consolidated financial statements (continued)

26.	Dividends

	31 December 2014 £’000	31 December 2013 £’000	31 December 2012 £’000
2012 final dividend paid – 2.5 pence per share	—	—	5,007
2012 final dividend paid – 5 pence per share	—	10,080	—
2013 interim dividend paid – 3.5 pence per share	—	7,088	—
2013 final dividend paid – 7.0 pence per share	14,178	—	—
2014 interim dividend paid – 4.5 pence per share	9,124	—	—

Total dividends	23,302	17,168	5,007

A final dividend in respect of the year ended 31 December 2014 of 9.0 pence per ordinary share is to be proposed at the annual general meeting. These financial statements do not reflect this final dividend.

27.	Share plans

Under the Group’s long-term equity-settled incentive plans, performance shares and share options are granted to senior management. In addition, the Group operates a sharesave scheme which is available to all staff.

Long term incentive plans

The award of options is conditional upon continued employment, certain market vesting conditions and subject to a relative Total Shareholder Return (TSR) performance condition measured over three financial years with Telecity’s TSR assessed against the constituents, as at grant, of the FTSE 250 (excluding investment trusts) using the average TSR over the 60 dealing days prior to the start and end of the performance period.

The performance period is measured over complete financial years, the vesting period is measured from the date of award. The term of options is 10 years.

Sharesave scheme

The Group operates an all-employee Sharesave scheme, under which employees may be granted an option to acquire ordinary shares at a fixed exercise price under certain conditions. Conditions include continued employment, and continuing to save each month into a savings account for a period of either three or four years, the proceeds of which they may use to exercise the option or have repaid if they prefer.

Sharesave shares are classified as equity settled share based payments and the fair value at the date of grant and is expensed over the vesting period. The term of options granted under the Sharesave scheme is four years.

Telecity Group plc

Notes to the consolidated financial statements (continued)

The release of these shares is conditional upon continued employment, certain market vesting conditions and, in the case of enhanced awards, three-year target EPS compound annual growth rates. Equity-settled share-based payments are measured at fair value at the date of grant. The fair value determined, using the Black Scholes or Monte Carlo models, at the grant date of equity-settled share-based payments is expensed on a straight-line basis over the vesting period, based on an estimate of the number of shares that will ultimately vest.

Non-market vesting conditions, which for the Group mainly relate to the continual employment of the employee during the vesting period, and in the case of the enhanced awards the achievement of EPS growth targets, are taken into account by adjusting the number of equity instruments expected to vest at each balance sheet date so that, ultimately, the cumulative amount recognised over the vesting period is based on the number of options that eventually vest. Any market vesting conditions are factored into the fair value of the options granted.

To the extent that share options are granted to employees of the Group’s subsidiaries without charge, the share option charge is capitalised as part of the cost of investment in subsidiaries.

Telecity Group plc

Notes to the consolidated financial statements (continued)

The following share options and performance shares, including those in respect of the sharesave scheme, were outstanding at the year-end:

As at 31 December 2014
	Exercise price £	Expiry date	Vested (‘000)	Not vested (‘000)	Total outstanding (‘000)

October 2007 share option plan	2.2	Oct-17	16	—	16
2008 share option plan	2.12	Mar-18	56	—	56
2009 performance share plan	N/A	Feb-19	66	—	66
2010 performance share plan	N/A	Mar-20	54	—	54
2011 sharesave scheme	3.74	Oct-15	45	—	45
2012 performance share plan	N/A	Feb-22	—	671	671
2012 enhanced performance share plan	N/A	Apr-22	—	487	487
2012 sharesave scheme	7.09	Apr-16	—	144	144
2013 long term incentive plan	N/A	Feb-23	—	638	638
2013 sharesave scheme	6.94	Apr-17	—	123	123
2014 long term incentive plan	N/A	Feb-24	—	1,086	1,086
2014 sharesave scheme	5.93	Mar-18	—	378	378

Total			237	3,527	3,764

As at 31 December 2013
	Exercise price £	Expiry date	Vested (‘000)	Not vested (‘000)	Total outstanding (‘000)
October 2007 share option plan	2.2	Oct-17	24	—	24
2008 share option plan	2.12	Mar-18	66	—	66
2009 performance share plan	N/A	Feb-19	90	—	90
2010 performance share plan	N/A	Mar-20	88	—	88
2011 performance share plan	N/A	Feb-21	—	789	789
2011 sharesave scheme	3.74	Oct-15	—	188	188
2012 performance share plan	N/A	Feb-22	—	709	709
2012 enhanced performance share plan	N/A	Apr-22	—	503	503
2012 Directors’ bonus shares	N/A	Feb-14	—	56	56
2012 sharesave scheme	7.09	Apr-16	—	145	145
2013 long term incentive plan	N/A	Feb-23	—	702	702
2013 Directors’ bonus shares	N/A	Feb-15	—	43	43
2013 sharesave scheme	6.94	Apr-17	—	123	123

Total			268	3,258	3,526

Telecity Group plc

Notes to the consolidated financial statements (continued)

As at 31 December 2012
	Exercise price £	Expiry date	Vested (‘000)	Not vested (‘000)	Total outstanding (‘000)
October 2007 share option plan	2.2	Oct-17	89	—	89
2008 share option plan	2.12	Mar-18	238	—	238
2009 performance share plan	N/A	Feb-19	248	—	248
2009 sharesave scheme	1.44	Jan-2017	35		35
2010 performance share plan	N/A	Mar-20	—	940	940
2011 performance share plan	N/A	Feb-21	—	872	872
2011 sharesave scheme	3.74	Oct-15	—	188	188
2011 Directors’ bonus shares	N/A	Feb-13	—	69	69
2012 performance share plan	N/A	Feb-22	—	764	764
2012 enhanced performance share plan	N/A	Apr-22	—	565	565
2012 Directors’ bonus shares	N/A	Feb-14	—	56	56
2012 sharesave scheme	7.09	Apr-16	—	145	145

Total			610	3,599	4,209

The weighted average exercise price of vested share options and performance shares was £1.36 (2013: £0.79, 2012: £1.23).

The movement in share options during the year is shown below:

	2014		2013		2012
	Weighted average exercise price per share £	Number of share options ‘000	Weighted average exercise price per share £	Number of share options ‘000	Weighted average exercise price per share £	Number of share options ‘000

At 1 January	5.08	545	3.57	694	2.12	2,562
Granted	5.93	378	6.94	123	7.09	145
Forfeited	—	—	—	—	1.71	(34)
Exercised	3.58	(162)	2.05	(272)	1.99	(1,979)

At 31 December	5.82	761	5.08	545	3.57	694

Telecity Group plc

Notes to the consolidated financial statements (continued)

In addition to the above options, the movement in nil-cost performance shares from the Performance Share Plan, including Directors’ bonus shares, was as follows:

	2014 Number of performance shares ‘000	2013 Number of performance shares ‘000	2012 Number of performance shares ‘000
At 1 January	2,981	3,515	3,614
Granted	1,264	795	1,439
Forfeited	(1,063)	(250)	(37)
Exercised	(179)	(1,079)	(1,501)

At 31 December	3,003	2,981	3,515

The average share price during the year was £7.33 (2013: £8.58, 2012:£7.97).

Performance shares granted during the current and previous year were valued using the Monte Carlo option-pricing model. The grants under the sharesave scheme during the year were valued using the Black Scholes option-pricing model. The fair value per option granted and the assumptions used in these calculations are as follows:

Grant date	November 2014 Sharesave	February 2014 Performance shares	November 2013 Sharesave	February 2013 Performance shares	November 2012 Sharesave	April 2012 Enhance Performance shares	February 2012 Performance shares
Share price (£)	7.40	6.53	8.54	8.89	8.82	7.45	6.83
Exercise price (£)	5.93	nil	6.94	nil	7.09	nil	nil
Expected volatility (%)	27.2	31.5	27.8	28.5	32.1	31.6	32.6
Expected life (years)	3.0	3.0	3.0	3.0	3.0	3.0	3.0
Risk free rate (%)	0.97	1.05	0.97	0.41	0.42	0.59	0.57
Expected dividend yield (%)	1.6	1.8	1.0	1.0	1.0	1.0	1.0
Fair value per option (£)	1.69	2.78	2.02	4.22	2.35	5.59	4.03

Market condition features were incorporated into the Monte Carlo models for the total shareholder return elements of the long-term incentive plan in determining the fair value at grant date. Assumptions used in these models were as follows:

	February 2014 Performance shares	February 2013 Performance shares	April 2012 Enhance Performance shares	February 2012 Performance shares
Average share price volatility FTSE 250 comparator group (%)	31	33	29	27
Average correlation FTSE 250 comparator group (%)	32	33	37	28

The expected Telecity Group plc share price volatility was determined taking into account daily share price movements over a three-year period.

Telecity Group plc

Notes to the consolidated financial statements (continued)

The risk free return has been determined from market yield curves of UK government gilts with outstanding expected terms for each relevant grant.

The charge arising from share-based payments is disclosed in note 4.

28.	Reserves

The Statements of Changes in Equity is disclosed as a primary statement. Below is a description of the nature and purpose of the individual reserves:

•	share capital represents the nominal value of shares issued, including those issued to the EBT (note 25);

•	share premium account includes the amounts paid over nominal value in respect of share issues, net of related costs;

•	retained profits include the accumulated realized and certain unrealized gains and losses made by the Group;

•	own shares held by the Group represent 21,000 (2013: 132,000. 2012: 222,000) shares in Telecity Group plc. All shares are held by the EBT. These shares are listed on a recognised stock exchange and their market value and nominal value at 31 December 2014 was £164,000 (2013: £960,000, 2012: £1,742,000) and £41 (2013: £265, 2012: £443) respectively. The EBT is a discretionary trust for the benefit of employees and the shares held are used to satisfy some of the Group’s obligations to employees for share options and other long-term incentive plans;

•	currency translation differences on foreign currency net investments arise from the re-translation of the net investments in overseas subsidiaries, including long-term inter-company loans that are considered part of the Group’s investment in its subsidiaries; and

Telecity Group plc

Notes to the consolidated financial statements (continued)

29.	Cash inflow from operations

The reconciliation of profit on ordinary activities before taxation to net cash inflow from operating activities is as follows:

	31 December 2014 £’000	31 December 2013 £’000	31 December 2012 £’000
Profit on ordinary activities before taxation	81,022	88,440	76,146
Add finance costs	8,960	9,069	7,695
Less finance income	(86)	(106)	(128)
Add/(less) other financing items	118	(50)	515
Add intangible asset amortisation	5,234	4,950	3,746
Add exceptional items	18,502	5,175	3,072
Depreciation charge	49,976	45,761	38,416
Loss/(profit) on disposal of property, plant and equipment	200	(28)	3
Share-based payment charges	3,103	3,095	3,667
Movement in trade and other receivables	(2,911)	(8,068)	(6,845)
Movement in trade and other payables	(5,956)	(5,995)	7,335
Movement in deferred income	993	6,721	2,144
Movement in provisions	(3,695)	(999)	(959)
Exchange movement	(6,472)	(2,061)	731

Net cash inflow from operating activities	148,988	145,904	135,538

Telecity Group plc

Notes to the consolidated financial statements (continued)

30.	Financial commitments

The Group’s future undiscounted minimum lease payments under non-cancellable operating leases are as follows:

	Land and Buildings			Other
	31 December 2014 £’000	31 December 2013 £’000	31 December 2012 £’000	31 December 2014 £’000	31 December 2013 £’000	31 December 2012 £’000
Falling due:
– within one year	31,970	32,448	29,961	415	172	137
– between two and five years	124,049	115,553	110,018	376	247	188
– in more than five years	425,669	434,284	417,980	—	—	—

	581,688	582,285	557,959	791	419	325

The table above represents minimum lease payments, however some operating leases are subject to inflationary increases. Costs in respect of operating leases are charged on a straight-line basis over the term of the lease. Benefits received by the Group as an incentive to sign the lease are spread on a straight-line basis over the lease term, or to the first break clause, is sooner. During the construction phase of a data centre, operating lease costs are capitalised as part of the cost of the asset.

	31 December 2014 £’000	31 December 2013 £’000	31 December 2012 £’000
Operating lease payments incurred during the year:
– property	37,124	34,290	28,842
– plant and machinery	502	72	29
– other	422	420	361

	38,048	34,782	29,232

31.	Capital commitments

Capital expenditure in respect of property, plant and equipment that had been contracted for but not provided for in the financial statements at 31 December 2014 amounted to £30,918,000 (2013: £22,680,000, 2012: £28,913,000).

Telecity Group plc

Notes to the consolidated financial statements (continued)

32.	Contingent liabilities

Financial guarantees granted by the Group’s banks, primarily in respect of operating leases, amount to £2,444,000 at 31 December 2014 (2013: £2,617,000, 2012:£5,493,000).

At the inception of a property lease and annually thereafter, the Directors assess the cost of restoring leasehold premises to their original condition at the end of the lease and the likelihood of such costs actually being incurred. If the likelihood of this liability arising is judged to be possible, rather than probable, it is disclosed as a contingent liability. When assessing the likelihood of this liability arising, the Directors take into account the terms of the lease. If the likelihood of this liability arising is judged to be probable and can be reliably estimated, the discounted cost of the liability is included in leasehold improvements and is depreciated over the duration of the lease.

At 31 December 2014 the net present value of the cost of reinstating leasehold properties at the end of leases in accordance with the lease contracts was estimated to be up to £7,990,000 (2013: £7,810,000, 2012:£9,180,000). In addition to this, £nil (2013: £1,557,000, 2012:£1,557,000) is recorded within provisions (note 25). The leases expire over a period of up to 27 years (2013 and 2012: up to 30 years).

The Group has future expected commitments of £8,765,000 (2013: £5,260,000, 2012:£8,650,000) relating to the phased delivery of infrastructure to provide the currently available customer power.

33.	Related party transactions

The Directors have not identified any related parties and transactions other than the remuneration of key management which is disclosed in note 4.

34.	Post balance sheet events

On 10 February, 2015 Telecity Group plc entered into a non-binding agreement for an all-share merger with Interxion Holding N.V. (‘Interxion’). Interxion is a provider of carrier-neutral colocation data center services. This agreement became binding on 9 March 2015.

On 29 May 2015, following an approach from Equinix, Inc, the boards of Telecity Group plc and Equinix, Inc. reached agreement on a recommended cash and share offer for the entire issued and to-be-issued share capital of Telecity Group plc. The merger and implementation agreement entered into with Interxion was terminated, and a £15.0m break fee was paid by Telecity Group plc to Interxion.

On 25 September 2015, Equinix, Inc notified its proposed acquisition of Telecity Group plc to the European Commission for merger control approval. On 13 November 2015 Equinix, Inc. received Phase I clearance from the European Commission for its proposed acquisition. Equinix, Inc. and Telecity Group plc proposed commitments to the European Commission to facilitate obtaining the Phase 1 clearance. The proposed transaction has now received the necessary regulatory approvals to satisfy the pre-conditions to the offer and the relevant shareholder approval can be sought from the shareholders of Telecity Group plc.

The Directors have reviewed events occurring after the balance sheet and, other than noted above, determined that no such events require adjustment to, or disclosure in, the financial statements.

Telecity Group plc

Notes to the consolidated financial statements (continued)

35.	Financial instruments

IFRS 7 requires certain disclosures in respect of financial instruments. Due to the Group’s relatively straightforward financing structure, the key disclosures in respect of debt maturity and interest rate exposure are dealt with in notes 22 and 23. The further disclosures required by IFRS 7 are given below.

Financial risk management

The Group is subject to the unpredictability of financial markets and seeks to minimize potential adverse effects on the Group’s financial performance.

Interest rate risk

The group is exposed to interest rate risk. The actions taken by the Group to mitigate this risk are disclosed in notes 23 and 24.

Foreign exchange risk

The group is exposed to foreign exchange risk. Each country’s revenue and costs are predominately incurred in the local currency, significant capital projects are financed in the currency of the relevant country. Reporting risk due to foreign currency fluctuations are not hedged.

Credit risk

The Group is subject to the risk of not being paid by its customers. The Group uses a number of measures to reduce this risk including up front billing and credit checks. A discussion of trade receivable impairment is included in note 33.

Commodity risk

The Group is a significant user of electricity and is exposed to the volatility of prices in the energy markets. The Group engages specialist consultants to assist in the purchasing of power.

Liquidity risk

The Group manages its liquidity risk by forecasting short, medium and long term cash requirements to ensure adequate headroom.

Telecity Group plc

Notes to the consolidated financial statements (continued)

Financial risk management disclosures

The table below analyses the Group’s undiscounted financial liabilities and net-settled derivative financial liabilities into relevant maturity groupings based on the remaining period at the balance sheet date to the contractual maturity date. The amounts disclosed in the table are the contractual undiscounted cash flows. Balances due within 12 months equal their carrying balances as the impact of discounting is not significant.

	Less than one year	Between one and two years	More than two years
At 31 December 2014
Trade and other payables excluding taxation and social security (note 20)	48,055	—	—
Borrowings (note 22)	5,650	9,443	332,703
Derivative financial instruments (note 23)	1,419	1,647	—

	55,124	11,090	332,703

	Less than one year	Between one and two years	More than two years
At 31 December 2013
Trade and other payables excluding taxation and social security (note 20)	56,626	—	—
Borrowings (note 22)	5,223	5,207	322,857
Derivative financial instruments (note 23)	1,122	—	—

	62,971	5,207	322,857

Telecity Group plc

Notes to the consolidated financial statements (continued)

IFRS 7 requires the disclosure of fair value measurements by level of the following fair value measurement hierarchy:

•	quoted prices (unadjusted) in active markets for identical assets or liabilities (level 1);

•	inputs other than quoted prices included within level 1 that are observable for the asset or liability, either directly (that is, as prices) or indirectly (that is, derived from prices) (level 2); and

•	inputs for the asset or liability that are not based on observable market data (that is, unobservable inputs) (level 3).

The following table presents the Group’s financial instruments that are measured at fair value at 31 December 2014.

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative financial instruments (note 23)	—	3,066	—	3,066

The following table presents the Group’s financial instruments that are measured at fair value at 31 December 2013.

	Level 1	Level 2	Level 3	Total
Liabilities
Derivative financial instruments (note 23)	—	1,122	—	1,122

Telecity Group plc

Notes to the consolidated financial statements (continued)

The book value of the Group’s financial instruments at the year-end is shown below:

	Notes	31 December 2014 £’000	31 December 2013 £’000
Financial assets
Loans and receivables:
– trade receivables	18	25,037	25,475
– other receivables	18	5,865	1,531
– accrued income	18	1,792	1,382
– cash and cash equivalents	19	27,228	23,244

Total financial assets		59,922	51,632

Financial liabilities
Amortised cost:
– trade and capital expenditure payables	20	14,340	22,791
– other payables	20	3,603	4,782
– accruals	20	30,112	29,053
– borrowings	22	344,054	327,495
– provisions for other liabilities and charges	24	6,826	7,458
Derivative financial instruments	23	3,066	1,122

Total financial liabilities		402,001	392,701

36.	Trade receivables impairment disclosures

Due to effective credit control procedures, the Group mitigates its exposure to the risk of bad debt. In addition the Group’s up-front billing cycle means that customers are generally due to pay in advance of receiving the service. The following disclosures are in respect of trade receivables that are either impaired or past due. The credit quality of the remaining trade receivables is considered good.

Telecity Group plc

Notes to the consolidated financial statements (continued)

Included within trade receivables is an amount of £8,691,000 (2013: £5,710,000, 2012:£7,998,000) in respect of amounts which are past their due date. These relate to a number of independent customers for whom there is considered to be little risk of default and therefore such amounts have not been impaired. The ageing analysis of these amounts is shown below:

	31 December 2014 £’000	31 December 2013 £’000
Up to three months	8,312	4,734
Three to six months	275	687
More than six months	104	289

	8,691	5,710

In addition to the above amounts, the Group has a number of trade receivables that are impaired. The impairment balance relates to receivables with a gross value of £1,114,000 (2013: £1,036,000, 2012:£947,000). The ageing analysis of these amounts is shown below:

	31 December 2014 £’000	31 December 2013 £’000
Up to three months	634	786
Three to six months	42	54
More than six months	438	196

	1,114	1,036

Movements on the Group provision for impairment of trade receivables are as follows. All amounts recorded in the Consolidated Income Statement are included within administrative expenses:

	31 December 2014 £’000	31 December 2013 £’000
At 1 January	1,027	900
Acquired provision	—	42
Increase in provision for receivables impairment	424	366
Receivables written off during the year as uncollectable	(299)	(236)
Unused amounts reversed	(7)	(55)
Foreign exchange movement	(45)	10

At 31 December	1,100	1,027

The Group holds cash deposits of £379,000 (2013: £351,000) as security against the trade receivables.

Unaudited consolidated statements of income

		Notes	Six months ended 30 June 2015 (Unaudited) £’000	Six months ended 30 June 2014 (Unaudited) £’000
	Revenue	5	173,456	174,088
	Cost of sales		(71,694)	(73,383)

	Gross profit		101,762	100,705
	Sales and marketing costs		(7,255)	(7,060)

	Administrative costs analysed:
	Depreciation charges		(27,005)	(24,159)
	Amortisation charges		(2,509)	(2,630)
	Operating exceptional items	6	(30,711)	—
	Other administrative costs		(13,231)	(12,024)

	Administrative costs		(73,456)	(38,813)

	Operating profit	5	21,051	54,832
	Finance income		49	35
	Finance costs	8	(4,251)	(4,894)
	Other financing items		(2,008)	—

	Profit on ordinary activities before taxation		14,841	49,973
	Income tax charge	9	(10,889)	(11,895)

	Profit for the period		3,952	38,078

Earnings per share:	basic (p)	10	1.9	18.8
	diluted (p)	10	1.9	18.7

The accompanying notes form an integral part of these unaudited condensed financial statements.

Unaudited consolidated statements of comprehensive income

	Six months ended 30 June 2015 (Unaudited) £’000	Six months ended 30 June 2014 (Unaudited) £’000
Profit for the period	3,952	38,078
Other comprehensive income:
Currency translation differences on foreign currency net investments	(27,103)	(12,722)
Fair value movement on cash flow hedges	841	(708)
Tax on fair value movement on cash flow hedges	(171)	148

Other comprehensive expense for the period net of tax	(26,433)	(13,282)

Total comprehensive (expense)/income recognised in the period attributable to owners of the parent	(22,481)	24,796

The components of other comprehensive income may subsequently be reclassified to the income statement.

The accompanying notes form an integral part of these unaudited condensed financial statements.

Unaudited consolidated statements of changes in equity

	Share capital (Unaudited) £’000	Share premium account (Unaudited) £’000	Retained profits (Unaudited) £’000	Own shares (Unaudited) £’000	Cumulative translation reserve (Unaudited) £’000	Total (Unaudited) £’000
At 1 January 2014	405	78,453	333,191	(419)	(2,367)	409,263
Profit for the period	—	—	38,078	—	—	38,078
Other comprehensive income:
Currency translation differences on foreign currency net investments	—	—	—	—	(12,722)	(12,722)
Fair value movement on cash flow hedges	—	—	(708)	—	—	(708)
Tax on fair value movement on cash flow hedges	—	—	148	—	—	148

Total comprehensive income/(expense) for the period ended 30 June 2014	—	—	37,518	—	(12,722)	24,796

Transactions with owners:
Credit to equity for share-based payments	—	—	1,676	—	—	1,676
Tax on share-based payments	—	—	10	—	—	10
Purchase of own shares	—	—	—	(99)	—	(99)
Issue of shares	1	428	(272)	290	—	447
Dividends paid to owners of the parent	—	—	(14,178)	—	—	(14,178)

	1	428	(12,764)	191	—	(12,144)

At 30 June 2014	406	78,881	357,945	(228)	(15,089)	421,915

At 1 January 2015	406	79,013	370,724	(51)	(22,449)	427,643
Profit for the period	—	—	3,952	—	—	3,952
Other comprehensive income:
Currency translation differences on foreign currency net investments	—	—	—	—	(27,103)	(27,103)
Fair value movement on cash flow hedges	—	—	841	—	—	841
Tax on fair value movement on cash flow hedges	—	—	(171)	—	—	(171)

Total comprehensive income/(expense) for the period ended 30 June 2015	—	—	4,622	—	(27,103)	(22,481)

Transactions with owners:
Credit to equity for share-based payments	—	—	1,172	—	—	1,172
Tax on share-based payments	—	—	172	—	—	172
Purchase of own shares (note 13)	—	—	—	(60)	—	(60)
Issue of shares (note 13)	—	130	—	—	—	130
Dividends paid to owners of the parent (note 14)	—	—	(18,263)	—	—	(18,263)

	—	130	(16,919)	(60)	—	(16,849)

At 30 June 2015	406	79,143	358,427	(111)	(49,552)	388,313

The accompanying notes form an integral part of these unaudited condensed financial statements.

Unaudited consolidated balance sheets

	Notes	30 June 2015 (Unaudited) £’000	31 December 2014 (Unaudited) £’000	30 June 2014 (Unaudited) £’000
Assets
Non-current assets
Intangible assets		145,886	157,819	171,817
Property, plant and equipment	11	691,155	703,955	664,009
Deferred income taxes		712	1,277	2,224
Derivative financial instruments		—	—	665
Trade and other receivables		334	777	720

		838,087	863,828	839,435

Current assets
Trade and other receivables		39,683	43,628	40,216
Cash and cash equivalents		22,444	27,228	20,476

		62,127	70,856	60,692

Total assets		900,214	934,684	900,127

Equity
Share capital	13	406	406	406
Share premium account		79,143	79,013	78,881
Retained profits		358,427	370,724	357,945
Own shares		(111)	(51)	(228)
Cumulative translation reserve		(49,552)	(22,449)	(15,089)

Total equity		388,313	427,643	421,915

Liabilities
Non-current liabilities
Deferred income		18,543	19,270	19,443
Borrowings	12	324,198	339,027	311,730
Derivative financial instruments		1,026	1,647	1,196
Provisions for other liabilities and charges		—	5,947	3,077
Deferred income taxes		26,375	30,115	25,783

		370,142	396,006	361,229

Current liabilities
Trade and other payables		77,366	50,898	52,175
Deferred income		44,050	43,439	44,461
Current income tax liabilities		13,911	9,373	12,865
Borrowings	12	5,088	5,027	4,935
Derivative financial instruments		1,199	1,419	1,299
Provisions for other liabilities and charges		145	879	1,248

		141,759	111,035	116,983

Total liabilities		511,901	507,041	478,212

Total equity and liabilities		900,214	934,684	900,127

The accompanying notes form an integral part of these unaudited condensed financial statements.

Unaudited statements of cash flows

	Notes	Six months ended 30 June 2015 (Unaudited) £’000	Six months ended 30 June 2014 (Unaudited) £’000
Cash inflow from operating activities	15	86,026	75,925
Interest received		29	35
Interest paid		(2,998)	(3,813)
Interest element of finance lease payments		(312)	(313)
Taxation paid		(8,058)	(9,791)
Purchase of operational property, plant and equipment		(8,870)	(14,269)

Cash flows from operating activities		65,817	47,774

Cash flows from investing activities
Transaction-related expenses paid		(16,141)	—
Purchase of investment related property, plant and equipment		(35,002)	(34,488)

Net cash used in investing activities		(51,143)	(34,488)

Cash flows from financing activities
Net proceeds from/(repayments of) borrowings		4,219	(3,920)
Proceeds from sale and leaseback arrangements		—	2,898
Repayment of finance leases		(2,434)	(2,344)
Costs related to refinancing		(2,777)	—
Net proceeds on issue of ordinary share capital		70	348
Dividends paid to owners of the parent	14	(18,263)	(14,178)

Net cash outflow from financing activities		(19,185)	(17,196)

Net decrease in cash and cash equivalents		(4,511)	(3,910)
Effects of foreign exchange rate change		(273)	1,142
Cash and cash equivalents at beginning of period		27,228	23,244

Cash and cash equivalents at end of period		22,444	20,476

The accompanying notes form an integral part of these unaudited condensed financial statements.

Telecity Group plc

Notes to the condensed financial statements (unaudited)

1. General information

The Company is a limited liability company incorporated and domiciled in the UK. The address of its registered office is Masters House, 107 Hammersmith Road, London W14 0QH.

The Company is listed on the London Stock Exchange.

These half year financial statements, which comprises the consolidated income statement, the consolidated statement of comprehensive income, the consolidated statement of changes in equity, the consolidated balance sheet, the consolidated cash flow statement, the consolidated net debt statement and notes 1 to 18 to the condensed financial statements, does not comprise statutory accounts within the meaning of Section 434 of the Companies Act 2006. Statutory accounts for the year ended 31 December 2014 were approved by the Board of Directors on 10 February 2015 and have been delivered to the Registrar of Companies. The report of the auditors on those accounts was unqualified, did not contain an emphasis of matter paragraph and did not contain any statement under Section 498(2) or (3) of the Companies Act 2006.

This half year financial report has been reviewed, not audited.

The Directors of Telecity Group plc in office at 31 December 2014 are listed in the Telecity Group plc Annual Report for that year. A list of current Directors is maintained on the Telecity Group plc website: www.telecitygroup.com.

2. Basis of preparation and Directors’ Responsibility Statement

The unaudited condensed consolidated financial statements as at 30 June 2015 and for the six months ended 30 June 2015 and 2014 have been prepared in accordance with IAS34 ‘Interim Financial Reporting’. They should be read in conjunction with the annual financial statements for the year ended 31 December 2014, which have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (‘IASB’) and International Financial Reporting Interpretations Committee (‘IFRIC’) interpretations, collectively ‘IFRS’. These unaudited condensed consolidated financial statements include a fair review of important events that have occurred, any material related party transactions during the period, and a description of the principal risks and uncertainties for the remaining six months of the financial year.

Having reassessed the principal risks, the directors considered it appropriate to adopt the going concern basis of accounting in preparing the interim financial information.

These unaudited condensed consolidated financial statements were approved on behalf of the Board by John Hughes, CBE and Eric Hageman on 28 July 2015.

3. Accounting policies

The accounting policies applied are consistent with those of the annual financial statements for the year ended 31 December 2014.

The preparation of financial statements in conformity with IFRS requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period.

Taxes on income in the interim periods are accrued using the tax rate that would be applicable to the expected total annual earnings.

A number of new standards, amendments and interpretations have been issued but are not effective for the financial year beginning 1 January 2015. To the extent they are not relevant to the Group they are not disclosed below:

•	IFRS 9, ‘Financial instruments’ addresses the classification, measurement and derecognition of financial assets and financial liabilities. The standard is not applicable until 1 January 2018 but is available for early adoption.

•	IFRS 15, ‘Revenue from contracts with customers’ establishes principles for reporting information to users of financial statements about the nature, amount, timing and uncertainly about revenue and cash flows arising from an entity’s contracts with customers. The standard is not applicable until 1 January 2017 but is available for early adoption.

The potential impact of the above standards is currently being assessed. When adopted, they are not expected to have a material impact on the Group’s results other than disclosure and presentation.

Telecity Group plc

Notes to the condensed financial statements (unaudited)

4. Estimates

The preparation of the half year financial report requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

In preparing these condensed financial statements, the significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the consolidated financial statements for the year ended 31 December 2014.

Telecity Group plc

Notes to the condensed financial statements (unaudited)

5. Segmental information

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision-maker. The chief operating decision-maker, who is responsible for allocating resources and assessing performance of the operating segments, has been identified as the Board of Directors.

The Group is organised on a geographical basis and derives its revenue from the provision of colocation and related services in Bulgaria, Finland, France, Germany, Ireland, Italy, the Netherlands, Poland, Sweden, Turkey and the UK. These geographical locations comprise the Group’s operating segments.

Due to similarities in services, customers, regulatory environment and economic characteristics across the countries in which the Group operates, the Group aggregates these operating segments into the UK and the Rest of Europe for reporting purposes.

The Board reviews the Group’s internal reporting in order to assess performance and allocate resources. The internal reporting principally analyses the performance of the UK and the Regions of Western Europe, Nordics and Emerging Markets. When further detail is required, the results of individual countries are reviewed. The Board has therefore determined the reportable segments to be the UK and the Rest of Europe.

In aggregating Bulgaria, Finland, France, Germany, Ireland, Italy, the Netherlands, Poland, Sweden and Turkey into a single reportable segment the Board have considered the following:

•	the Group operates consistent standards across all the countries in respect of data-centre specification

•	the countries deliver a similar product and in a similar method

•	all countries target a similar level of return on investment in the country

•	Bulgaria, Finland, France, Germany, Ireland, Italy and the Netherlands have a single currency (the Euro) or a currency linked to the Euro

•	the markets of Finland, France, Germany, Ireland, Italy, the Netherlands and Sweden show similar levels of maturity and demand for the Group’s services

The Board recognises that its businesses in Poland, Turkey and Bulgaria are less mature than the other countries within the Rest of Europe segment. However as these three businesses comprise approximately 3% of the total revenue of the Group the Board considers it reasonable to include these businesses within the Rest of Europe reporting segment for completeness.

The Group’s income statement, split by segment, is shown below. Treasury is managed on a Group-wide basis; as such, it is not practical to allocate costs below operating profit to an individual reporting segment.

	Six months ended 30 June 2015			Six months ended 30 June 2014
	UK £’000	Rest of Europe £’000	Total £’000	UK £’000	Rest of Europe £’000	Total £’000
Revenue	73,869	99,587	173,456	73,470	100,618	174,088
Cost of sales	(32,455)	(39,239)	(71,694)	(31,930)	(41,453)	(73,383)

Gross profit	41,414	60,348	101,762	41,540	59,165	100,705

Depreciation charges	(10,290)	(16,715)	(27,005)	(8,586)	(15,573)	(24,159)
Amortisation charges	(1,054)	(1,455)	(2,509)	(1,054)	(1,576)	(2,630)
Operating expenses	(8,405)	(12,081)	(20,486)	(6,519)	(12,565)	(19,084)

Total operating costs	(19,749)	(30,251)	(50,000)	(16,159)	(29,714)	(45,873)

Operating profit before exceptional items	21,665	30,097	51,762	25,381	29,451	54,832
Operating exceptional items (note 6)			(30,711)			—

Operating profit			21,051			54,832
Finance income			49			35
Finance costs			(4,251)			(4,894)
Other financing items			(2,008)			—

Profit before tax			14,841			49,973
Income tax charge			(10,889)			(11,895)

Profit for the period			3,952			38,078

Telecity Group plc

Notes to the condensed financial statements (unaudited)

5. Segmental information continued

Summary assets and liabilities
Segment assets	356,400	519,497	875,897	346,659	530,266	876,925
Unallocated assets			24,317			23,202

Total assets			900,214			900,127

Segment liabilities	(83,548)	(62,551)	(146,099)	(108,839)	(67,584)	(176,423)
Unallocated liabilities			(365,802)			(301,789)

Total liabilities			(511,901)			(478,212)

Additions to property, plant and equipment	11,563	38,832	50,395	11,040	33,378	44,418

The above segmental results are shown after eliminating inter-segment trading of £1,188,000 (H1 2014: £803,000). The Group had no customers from which greater than 10% of revenue was derived during the period.

Telecity Group plc

Notes to the condensed financial statements (unaudited)

6. Exceptional items

During the period the Group incurred exceptional transaction-related expenses totalling £31.7m modestly off-set by a gain of £1.0m in respect of exiting an onerous lease which had been fully provided against. On 10 February 2015 the group entered into a non-binding agreement for an all-share merger with Interxion Holding N.V. (‘Interxion’). This agreement became binding on 9 March 2015. This merger agreement was terminated when TelecityGroup and Equinix entered into the recommended transaction on 29 May 2015.

Transaction-related expenses relate to both the aborted merger with Interxion and the on going acquisition of the Group by Equinix, Inc. These transaction- related expenses comprised legal, financial and corporate advisor fees of £16.7m and a £15.0m break fee that was payable to Interxion following the termination of that transaction.

	Six months ended 30 June 2015 £’000	Six months ended 30 June 2014 £’000
Transaction-related expenses	31,707	—
Release of onerous lease provision	(996)	—

	30,711	—

7. Expenses by nature

The Group classifies its expenses by nature into the categories shown in the table below. Power costs represent the total cost of power to the Group, including related taxes. Property costs include rent, service charges, property-related taxes and ancillary property costs such as insurance. Staff and staff-related costs include expenses such as training and recruitment in addition to staff remuneration costs. Other costs comprise operational maintenance costs, sales and administrative costs and cost of sales of services.

	Six months ended 30 June 2015 £’000	Six months ended 30 June 2014 £’000
Power costs	22,286	24,536
Property costs	20,420	20,508
Staff and staff-related costs	26,978	25,306
Other costs	53,207	22,117

	122,891	92,467
Depreciation charges	27,005	24,159
Amortisation charges	2,509	2,630

	152,405	119,256

8. Finance costs

	Six months ended 30 June 2015 £’000	Six months ended 30 June 2014 £’000
Interest payable on long-term loans	3,767	4,862
Interest payable on finance leases	312	385
Amortisation of loan arrangement costs	989	956

Gross cost of borrowings	5,068	6,203
Less interest capitalised	(1,673)	(1,753)

Net cost of borrowings	3,395	4,450
Loan commitment fees	761	338
Unwinding of discounts in respect of onerous leases	45	26
Other	50	80

	4,251	4,894

Telecity Group plc

Notes to the condensed financial statements (unaudited)

9. Income taxes

The income tax expense is recognised based on management’s best estimate of the weighted average annual income tax rate expected for the full financial year. The estimated average annual adjusted tax rate for the period ended 30 June 2015 is approximately 24%. In accordance with IAS 34, the tax effect of exceptional or one-off items has not been included in the calculation of the estimated average annual tax rate.

10. Earnings per share

Basic earnings per share is calculated by dividing the profit attributable to equity holders of the Company, profit for the period as disclosed in the income statement, by the weighted average number of ordinary shares in issue during the period, excluding those held by the Employee Benefit Trust (‘EBT’).

Diluted earnings per share is calculated by dividing the profit for the period by the weighted average number of ordinary shares in issue during the period, adjusted for the weighted average effect of share options outstanding during the period.

	Six months ended 30 June 2015 basic	Six months ended 30 June 2014 basic	Six months ended 30 June 2015 diluted	Six months ended 30 June 2014 diluted
Profit for the period (£’000)	3,952	38,078	3,952	38,078

Weighted average number of shares in issue (‘000)	202,912	202,607	204,109	203,181

Earnings per share (p)	1.9	18.8	1.9	18.7

Telecity Group plc

Notes to the condensed financial statements (unaudited)

11. Property, plant and equipment

	Assets in the course of construction £’000	Freehold land and buildings £’000	Leasehold improvements £’000	Plant and machinery £’000	Office equipment £’000	Total £’000
Cost
At 1 January 2014	131,383	9,928	318,397	473,873	9,728	943,309
Exchange differences	(2,187)	(412)	(13,557)	(9,834)	(244)	(26,234)
Additions	20,869	—	4,049	19,200	300	44,418
Transfers	(51,952)	—	22,773	28,927	252	—
Disposals	—	—	(28)	(940)	(279)	(1,247)

At 30 June 2014	98,113	9,516	331,634	511,226	9,757	960,246

At 1 January 2015	133,673	9,296	328,377	518,613	10,141	1,000,100
Exchange differences	(6,148)	(861)	(23,965)	(21,693)	(548)	(53,215)
Additions	33,944	—	1,425	14,979	47	50,395
Transfers	(34,647)	—	11,579	23,068	—	—
Disposals	(17)	—	(566)	(2,031)	(156)	(2,770)

At 30 June 2015	126,805	8,435	316,850	532,936	9,484	994,510

Accumulated depreciation
At 1 January 2014	—	86	100,956	173,281	7,069	281,392
Exchange differences	—	(14)	(3,572)	(4,449)	(187)	(8,222)
Charge for the period	—	30	7,385	16,204	540	24,159
Disposals	—	—	(28)	(785)	(279)	(1,092)

At 30 June 2014	—	102	104,741	184,251	7,143	296,237

At 1 January 2015	—	123	106,331	182,831	6,860	296,145
Exchange differences	—	(34)	(6,834)	(9,819)	(405)	(17,092)
Charge for the period	—	27	7,775	18,714	489	27,005
Disposals	—	—	(561)	(1,992)	(150)	(2,703)

At 30 June 2015	—	116	106,711	189,734	6,794	303,355

Net book value
At 30 June 2015	126,805	8,319	210,139	343,202	2,690	691,155

At 31 December 2014	133,673	9,173	222,046	335,782	3,281	703,955

At 30 June 2014	98,113	9,414	226,893	326,975	2,614	664,009

The net book value of assets held under finance leases at 30 June 2015 was £25,174,000 (31 December 2014: £25,786,000; 30 June 2014: £26,541,000). Such assets are categorised as plant and machinery in the above table.

Included within additions to assets in the course of construction for the period are capitalised finance and other costs (principally rent and rates incurred during the construction or commissioning phase) in respect of the Group’s new data centres, totalling £1,673,000 and £2,170,000 respectively (31 December 2014: £3,691,000 and £3,622,000; 30 June 2014: £1,753,000 and £1,978,000).

Telecity Group plc

Notes to the condensed financial statements (unaudited)

12. Borrowings

Borrowings represent bank borrowings and obligations under finance leases. Bank borrowings relate to the Group’s senior debt facility and comprise a term loan of £100,000,000 and amounts drawn under a revolving credit facility.

	30 June 2015 £’000	31 December 2014 £’000	30 June 2014 £’000
Current
Obligations under finance leases	5,088	5,027	4,935

Non-current
Bank borrowings	313,434	325,743	295,738
Obligations under finance leases	10,764	13,284	15,992

	324,198	339,027	311,730

Total borrowings	329,286	344,054	316,665

The maturity profile of borrowings is set out below:

	30 June 2015 £’000	31 December 2014 £’000	30 June 2014 £’000
Within one year	5,607	5,650	5,708
In one to two years	5,443	9,443	5,637
In two to three years	9,556	21,439	17,454
In three to four years	20,473	310,358	20,553
In four to five years	293,118	473	271,468
After five years	315	433	788

Gross borrowings	334,512	347,796	321,608
Less future interest and unamortised debt issue costs	(5,226)	(3,742)	(4,943)

Net borrowings	329,286	344,054	316,665

The weighted average maturity of the borrowings is 4.3 years (31 December 2014: 3.7 years, 30 June 2014: 4.2 years).

The Group pays LIBOR (or equivalent based on currency) plus a margin on its borrowings. The Group uses interest rate swaps to fix the LIBOR, or equivalent, rate it pays on its borrowings. The split of borrowings between fixed and variable is shown below:

	30 June 2015 £’000	31 December 2014 £’000	30 June 2014 £’000
Fixed rate borrowings	307,420	279,990	287,060
Variable rate borrowings	27,092	67,806	34,548

	334,512	347,796	321,608

Percentage of bank borrowings at fixed rate (%)	91.9	80.5	89.3

The Group has undrawn committed loan facilities at the period end as shown below:

	30 June 2015 £’000	31 December 2014 £’000	30 June 2014 £’000
Senior debt facility	600,000	400,000	400,000
Senior debt facility drawn	(317,646)	(328,167)	(298,995)
Rental guarantees issued under senior debt facility	(2,049)	(2,444)	(2,896)

Undrawn committed loan facility	280,305	69,389	98,109

Telecity Group plc

Notes to the condensed financial statements (unaudited)

13. Share capital

The allotted share capital of the Company is shown below:

Ordinary shares of £0.002 each	Number ‘000	Value £’000
At 30 June 2014	202,800	406
Shares issued under share option schemes	72	—

At 31 December 2014	202,872	406
Shares issued under share option schemes	83	—

At 30 June 2015	202,955	406

Each ordinary share carries one vote at general meetings.

During the period, 57,000 new shares were issued under the Group’s share option schemes for a total consideration of £130,000 and 26,000 new shares were issued to the EBT for a total consideration of £52.

In addition to the new shares, during the period 26,000 shares were issued from the EBT under the Group’s share option schemes for a total consideration of £52.

The EBT made purchases of shares from the market of 6,000 shares for a consideration of £60,000.

14. Dividends

	Six months ended 30 June 2015 £’000	Six months ended 30 June 2014 £’000
2013 final dividend paid – 7.0 pence per share	—	14,178
2014 final dividend paid – 9.0 pence per share	18,263	—

Total dividends	18,263	14,178

An interim dividend in respect of the period ended 30 June 2015 of 5.0 pence per ordinary share has been declared by the Board of Directors, which is payable on 18 September 2015 to shareholders on the register at 7 August 2015. The estimated amount to be paid is £10.1m (30 June 2014: £9.1m) and has not been recognised in these accounts. An interim dividend of 4.5 pence per share in respect of the year ended 31 December 2014, totalling £9.1m, was paid on 19 September 2014.

Telecity Group plc

Notes to the condensed financial statements (unaudited)

15. Cash flows from operations

A reconciliation of profit on ordinary activities before taxation to cash flows from operations is shown below:

	Six months ended 30 June 2015 £’000	Six months ended 30 June 2014 £’000
Profit on ordinary activities before taxation	14,841	49,973
Add finance costs	4,251	4,894
Less finance income	(49)	(35)
Add other financing items	2,008	—
Add intangible asset amortisation	2,509	2,630
Add exceptional items	30,711	—
Depreciation charge	27,005	24,159
Loss on disposal of property, plant and equipment	126	155
Share-based payment charges	1,172	1,676
Movement in trade and other receivables	67	(2,041)
Movement in trade and other payables	3,425	(2,786)
Movement in deferred income	2,168	1,481
Movement in provisions	(544)	(2,630)
Exchange movement	(1,664)	(1,551)

Cash inflow from operating activities	86,026	75,925

16. Contingent liabilities

Financial guarantees granted by the Group’s banks, primarily in respect of operating leases, are disclosed in note 13.

At the inception of a property lease and annually thereafter, the Directors assess the cost of restoring leasehold premises to their original condition at the end of the lease and the likelihood of such costs actually being incurred. If the likelihood of this liability arising is judged to be possible, rather than probable, it is disclosed as a contingent liability. When assessing the likely duration of the lease and the likelihood of this liability arising, the Directors take into account the terms of the lease. If the likelihood of this liability arising is judged to be probable and can be reliably estimated, the discounted cost of the liability is included in leasehold improvements and is depreciated over the duration of the lease.

At 30 June 2015, the estimated discounted cost of reinstating leasehold properties at the end of leases in accordance with the lease contracts was not materially different from the balance disclosed in the 2014 Annual Report (31 December 2014: £7,990,000; 30 June 2014: £7,610,000). In addition, £nil (31 December 2014: £nil; 30 June 2014: £354,000) is recorded within provisions. The leases expire over a range of up to 26 years.

The Group has contractual capital commitments of £26,726,000 (30 June 2014: £14,912,000) and future expected commitments of £8,795,000 (30 June 2014: £7,610,000) relating to the phased delivery of infrastructure to provide the currently available customer power.

17. Related party transactions

There were no related party transactions, other than remuneration to key management, during the period.

18. Post balance sheet events

On 25 September 2015, Equinix, Inc notified its proposed acquisition of Telecity Group plc to the European Commission for merger control approval. On 13 November 2015 Equinix, Inc. received Phase I clearance from the European Commission for its proposed acquisition. Equinix, Inc. and Telecity Group plc proposed commitments to the European Commission to facilitate obtaining the Phase 1 clearance. The proposed transaction has now received the necessary regulatory approvals to satisfy the pre-conditions to the offer and the relevant shareholder approval can be sought from the shareholders of Telecity Group plc.